                                                                    EXHIBIT 10.8

                                 LOAN AGREEMENT

                                     between

                RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                       and

                          CALAVO GROWERS OF CALIFORNIA

                          Dated as of September 1, 1985




This Loan Agreement and all right, title and interest of the Riverside County Industrial Development Authority (the "Authority") in any payments or revenues derived under this Loan Agreement (other than rights of the Authority under Sections 4.4 and 8.2 hereof) have been assigned and pledged to First Interstate Bank of California, as Trustee under an Indenture of Trust, dated as of September 1, 1985, between the Authority and the Trustee, which secures the Authority's Variable Rate Demand Industrial Development Revenue Bonds (Calavo Growers of California Project) in the principal amount of $4,200,000.





                                            This instrument was prepared by:

                                              O'MELVENY & MYERS
                                              400 South Hope Street
                                              Los Angeles, California 90071-2899
                                              (213) 669-6000


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                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

       (This Table of Contents is for convenience of reference only and is not a part of this Loan Agreement.)


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PARTIES                                                                 1

PREAMBLES                                                               1

ARTICLE I.      DEFINITIONS; RULES OF INTERPRETATION                    2

       Section 1.1.    Definitions                                      2
       Section 1.2.    Rules of Interpretation                         13
       Section 1.3.    Indenture Controls as to
                           Conflicting Provisions                      13

ARTICLE II.     REPRESENTATIONS AND WARRANTIES                         13

       Section 2.1.    Representations and Warranties
                           of Authority                                13
       Section 2.2.    Representations and Warranties
                           of Company                                  15
       Section 2.3.    Representations and Covenants
                           of Company and Authority with
                           Respect to Federal and California
                           Personal Income Tax Matters and
                           Capital Expenditures                        18
       Section 2.4.    Survival of Representations and
                           Warranties                                  21

ARTICLE III.    ISSUANCE OF THE BONDS; THE COMPANY LOAN                21

       Section 3.1.    Agreement to Issue the Bonds;
                           Application of Proceeds                     21
       Section 3.2.    Agreement to Make the
                           Company Loan                                21
       Section 3.3.    Disbursements from the
                           Construction Fund                           22
       Section 3.4.    Furnishing Documents to Trustee                 22
       Section 3.5.    Investment of Money                             23
       Section 3.6.    Special Arbitrage Covenants                     23
       Section 3.7.    No Federal Guarantee                            25
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ARTICLE IV.     COMPANY LOAN REPAYMENT                                 25

       Section 4.1.    Provisions for Repayment of Loan                25
       Section 4.2.    Provisions for Payment of
                           Purchase Price                              26
       Section 4.3.    Credits                                         26
       Section 4.4.    Other Payment Obligations
                           of Company                                  27
       Section 4.5.    Mandatory Prepayment of the
                           Company Loan                                27
       Section 4.6.    Optional Prepayment of the
                           Company Loan                                27
       Section 4.7.    Letter of Credit                                29
       Section 4.8.    Authority Security Documents                    31
       Section 4.9.    Obligations Absolute and
                           Unconditional                               31

ARTICLE V.      THE PROJECT                                            32

       Section 5.1.    Company Covenants Concerning
                           the Project                                 32
       Section 5.2.    Establishment of
                           Completion Date                             33

ARTICLE VI.     COVENANT TO COMPLY WITH INDENTURE                      33

       Section 6.1.    Financing Statements; Further Assurances        33
       Section 6.2.    Payments Assigned and Pledged                   33
       Section 6.3.    Company's Performance Under Indenture           34

ARTICLE VII.    INSURANCE, DAMAGE, DESTRUCTION                         34
                AND CONDEMNATION

       Section 7.1.    Insurance                                       34
       Section 7.2.    Damage, Destruction and Condemnation            34
       Section 7.3.    Application of Net Proceeds                     35
       Section 7.4.    Insufficiency of Net Proceeds                   35
       Section 7.5.    Company-Owned Property                          35
       Section 7.6.    Title Insurance                                 36

ARTICLE VIII.   ADDITIONAL COVENANTS                                   36

       Section 8.1.    Maintenance and Operation
                           of Project; Taxes                           36
       Section 8.2.    Authority's Expenses; Release
                           and Indemnification                         36
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       Section 8.3.    Maintenance of Corporate Existence;
                           Qualification in the State                  37
       Section 8.4.    Requirement for Certain Notices                 38
       Section 8.5.    Cooperation                                     38
       Section 8.6.    Access to Books and Records                     38
       Section 8.7.    Compliance with Laws                            38
       Section 8.8.    Limitation on Assignment
                           of Loan Agreement                           38
       Section 8.9.    Wages                                           39

ARTICLE IX.     DEFAULTS AND REMEDIES                                  39

       Section 9.1.    Events of Default                               39
       Section 9.2.    Remedies on Default                             40
       Section 9.3.    No Remedy Exclusive                             41
       Section 9.4.    Attorneys' Fees and Expenses                    41
       Section 9.5.    No Implied Waiver                               41

ARTICLE X.      MISCELLANEOUS                                          41

       Section 10.1.   Term of this Loan Agreement                     41
       Section 10.2.   Notices                                         42
       Section 10.3.   Power of Authorized Company
                           Representative                              42
       Section 10.4.   Binding Effect                                  42
       Section 10.5.   Severability                                    43
       Section 10.6.   Amounts Remaining in Funds                      43
       Section 10.7.   Amendments, Changes and
                           Modifications                               43
       Section 10.8.   Execution in Counterparts                       43
       Section 10.9.   Captions                                        43
       Section 10.10.  Law Governing Construction
                           of Loan Agreement                           43
       Section 10.11.  No Rights Created in Third
                           Parties                                     43
       Section 10.12.  Benefit of the Owners of the Bonds              43
       Section 10.13.  Notice of Taxability                            43

SIGNATURES                                                             44

EXHIBIT "A"   -   PROJECT SUMMARY                                     A-1

EXHIBIT "B"   -   FUNDING REQUISITION                                 B-1

EXHIBIT "C"   -   COMPLETION CERTIFICATE                              C-1

EXHIBIT "D"   -   SPECIAL ARBITRAGE INSTRUCTIONS                      D-1
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              THIS LOAN AGREEMENT (the "Loan Agreement"), dated as of September
1, 1985, is by and between the RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Authority"), a public, corporate instrumentality of the State of California, and CALAVO GROWERS OF CALIFORNIA, (the "Company"), a company organized and existing under the laws of the State of California;

                                  WITNESSETH:

              WHEREAS, the California Industrial Development Financing Act of the State of California, California Government Code Sections 91500 et seq., as amended (the "Act"), permits an industrial development authority to issue revenue bonds for the purpose of financing the acquisition, construction and/or rehabilitation of facilities, including both real and personal property suitable for industrial uses such as assembling, fabricating, manufacturing, processing or warehousing activities with respect to any products of agriculture, forestry, mining or manufacture; and

              WHEREAS, the Authority is authorized by Ordinance No. 587, duly adopted by the Board of Supervisors of the County of Riverside, California (the "County"), on February 8, 1983, to exercise powers under the Act, including the power to issue bonds for the purpose of acquiring, constructing, improving, furnishing, equipping, repairing, reconstructing, and/or rehabilitating facilities and to enter into and execute this Loan Agreement; and

              WHEREAS, the Authority, pursuant to a resolution, duly adopted on March 5, 1985, accepted the Company's application for financial assistance and published notice of such acceptance; and declared its intention to issue approximately $4,200,000 of its Variable Rate Demand Industrial Development Revenue Bonds (Calavo Growers of California Project) and to lend the proceeds therefrom to the Company for the purpose of financing the acquisition, construction and equipping of certain food packing house facilities in the County, (the "Project") secured solely by payments to be made by the Company to the Trustee for deposit into the Revenue Fund, and by an irrevocable letter of credit (the "Letter of Credit") issued by Security Pacific National Bank, a national banking association (the "Bank"), in favor of the Trustee for the benefit of the Owners from time to time of the Bonds; and

              WHEREAS, the Board of Supervisors of the County, pursuant to a resolution, duly adopted on March 26, 1985, after notice and public hearing, has approved the issuance and sale of the Bonds for the purpose of financing the Project; and

              WHEREAS, the Authority, pursuant to a resolution, duly adopted on September 3, 1985, has approved the issuance and sale of its Variable Rate Demand Industrial Development Revenue Bonds (Calavo Growers of California Project) in the aggregate principal amount of $4,200,000 (the "Bonds") and the loan of the proceeds from the sale of the Bonds to the Company to enable it to acquire,


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

construct and equip the Project and to pay the costs of issuing the Bonds, pursuant to the terms of this Loan Agreement; and

              WHEREAS, the California Industrial Development Financing Advisory Commission has determined that the Project is in compliance with the criteria set forth in, and that the issuance of the Bonds qualifies for issuance as required by, Section 91531 of the Act; and

              WHEREAS, the Authority proposes to finance the Project by lending to the Company the funds for the acquisition, construction and equipping thereof and the Company desires to borrow such funds from the Authority and to acquire, construct and equip the Project upon the terms and conditions set forth herein; and

              WHEREAS, the Authority has determined that the acquisition, construction and equipping of the Project is likely to result in employment benefits, resource conservation benefits, consumer benefits, and/or production of new or improved products or facilities; and

              WHEREAS, the Bonds will be issued under and secured by an Indenture of Trust, dated as of September 1, 1985 (the "Indenture"), between the Authority and First Interstate Bank, as Trustee (the "Trustee"), under the terms of which the Authority will assign and pledge all of its right, title and interest in this Loan Agreement (except as provided herein and therein) and all payments under this Loan Agreement to the payment of the principal of, premium, if any, and interest on the Bonds as the same become due;

              NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and for and in consideration of the premises and the mutual covenants herein contained, do hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS; RULES OF INTERPRETATION

              SECTION 1.1. DEFINITIONS. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:

              "Act" means the California Industrial Development Financing Act, California Government Code Sections 91500 et seq., as amended;

              "ACT OF BANKRUPTCY" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the


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Company or by or against the Authority under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect;

              "ACT OF BANKRUPTCY OF BANK" means that the Bank has become insolvent or has failed to pay its debts generally as such debts become due or has admitted in writing its inability to pay any of its indebtedness or has consented to or has petitioned or applied to any authority for the appointment of a receiver liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets or that any such trustee, receiver, liquidator or similar official has been appointed or that insolvency, reorganization, arrangement or liquidation proceedings (or similar proceedings), have been instituted by or against the Bank;

              "ADJUSTABLE INTEREST RATE" means the interest rate determined at the times and in the manner provided in Section 203 of the Indenture;

              "ADMINISTRATION EXPENSES" means the reasonable and necessary expenses incurred by the Authority in the administration of this Loan Agreement, the Indenture and the Intercreditor Agreement, including, without limitation, fees and costs of attorneys, consultants and others, but excluding the Trustee's, any Paying Agent's and Tender Agent's fees, overhead and similar costs;

              "ANNUAL DEBT SERVICE" means, for any Bond Year, the sum on the first day of such Bond Year of (i) the interest due in such Bond Year (calculated in accordance with the Regulations) on Outstanding Bonds and Bonds with respect to which all liability of the Authority has been discharged in accordance with Article XII of the Indenture and (ii) the principal amount of Outstanding Bonds and Bonds with respect to which all liability of the Authority has been discharged in accordance with Article XII of the Indenture falling due by their terms in such Bond Year.

              "APPLICABLE JURISDICTION" means the area within the political boundaries of the County and all area within one-half mile of the Project whether or not located within the political boundaries of the County;

              "AUTHORITY" means the Riverside County Industrial Development Authority, a public, corporate instrumentality of the State of California duly authorized and validly existing under the Act or any board, body, commission, department or officer succeeding to the principal functions thereof or to whom the powers conferred upon the Authority shall be given by law;

              "AUTHORITY SECURITY DOCUMENTS" means collectively, the First Deed of Trust, the First Security Agreement, the First Financing Statement and the First Fixture Filing;

              "AUTHORIZED BANK REPRESENTATIVE" means the person or persons authorized to sign Funding Requisitions on behalf of the Bank;


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              "AUTHORIZED COMPANY REPRESENTATIVE" means any one of the following officers of the Company: Chairman of the Board, President, Vice President, Treasurer or Assistant Treasurer, who is designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such designated officer and signed on behalf of the Company by any other officer of the Company. Such certificate may designate an alternate or alternates;

              "BANK" means Security Pacific National Bank, a national banking association, acting as issuer of the Letter of Credit, or the issuer of a Substitute Letter of Credit, if one has been issued as provided in Section 4.7 hereof;

              "BANK SECURITY DOCUMENTS" means, collectively, the Second Deed of Trust, the Second Security Agreement, the Second Financing Statement and the Second Fixture Filing;

              "BOND" OR BONDS" means the Variable Rate Demand Industrial Development Revenue Bonds (Calavo Growers of California Project) of the Authority referred to in Section 3.1 hereof and to be issued pursuant to the Indenture;

              "BOND COUNSEL" means an attorney at law or a firm of attorneys, acceptable to the Authority, the Trustee and the Bank, of nationally recognized standing in matters pertaining to the tax exempt nature of interest on bonds issued by states and their political subdivisions duly admitted to the practice of law before the highest court of any state of the United States of America or the District of Columbia;

              "BOND FUND" means the Bond Fund created by Section 302 of the Indenture;

              "BONDHOLDER" OR "HOLDER OF BONDS" OR "OWNER OF BONDS" means the Registered Owner of any Bond;

              "BOND ISSUANCE DATE" means the date of delivery of the Bonds, being September 5, 1985;

              "BOND YEAR" means the period of twelve (12) consecutive months ending on September 4 in any year during which Bonds are or will be Outstanding; provided, however, the final Bond Year shall end on the date on which the last Bond is paid or redeemed. For purposes of this definition, the term Outstanding shall include Bonds with respect to which all liability of the Authority has been discharged in accordance with Article XII of the Indenture.

              "BUSINESS DAY" means any day other than a Saturday, Sunday, a legal holiday or a day on which banking institutions in the city in which the Bank's principal office is located or in the city in which the principal corporate trust office of the Trustee or any Paying Agent or Tender Agent is located, are


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

authorized or obligated by law or executive order to close, and on which The New York Stock Exchange is not closed;

              "CODE" means the Internal Revenue Code of 1954, as amended, and any applicable regulations thereunder;

              "COMPANY" means Calavo Growers of California, a California corporation, its successors and assigns, and any surviving, resulting or transferee company as permitted under Section 8.3 hereof;

              COMPANY BONDS" means the Bonds purchased with the proceeds of a draw on the Letter of Credit pursuant to Section 1301 or Section 1302 of the Indenture which are registered in the name of the Company pursuant to Section 1310 of the Indenture.

              "COMPANY DOCUMENTS" means this Loan Agreement, the Authority Security Documents, the Reimbursement Agreement, the Bank Security Documents, the Remarketing Agreement and the Placement Agent Agreement;

              "COMPANY LOAN" means the loan originated by the Authority to the Company in an amount equal to $4,200,000 for the purpose of financing the acquisition, construction, improvement and equipping of the Project;

              "COMPLETION CERTIFICATE" means the certificate of completion to be provided by the Company pursuant to the provisions of Section 5.2 hereof in the form attached hereto as Exhibit B;

              "COMPLETION DATE" means the date of completion of the Project, as certified in the Completion Certificate;

              "COMPUTATION DATE" means, for each Bond Year, the last scheduled Interest Payment Date in such Bond Year.

              "CONSTRUCTION FUND" means the Construction Fund created by Section 302 of the Indenture;

              "CONVERSION DATE" means the Interest Payment Date on which the Bonds begin to bear interest at the Fixed Interest Rate, as provided in Section 204 of the Indenture;

              "COUNSEL" means an attorney at law or a firm of attorneys duly admitted to practice law before the highest court of any state of the United States of America and who is not a full time employee, director, officer or partner of the Authority or the Trustee or the Company;

              "COUNTY" means Riverside County, California;

              "DATE OF OFFICIAL ACTION" means March 5, 1985, the date on which "a bond resolution or other similar official action was taken . . . with respect to . . ." the Bonds as such phrase is used in Treasury Regulation Section 1.103-8(a)(5)(v);


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

              "DETERMINATION OF TAXABILITY" means any of the following events:
(i) the Company files a Supplemental Statement which indicates that it has exceeded the maximum capital expenditures permitted under Section 103(b)(6)(D) of the Code, or (ii) the Company gives a notice to the Authority and the Trustee that it has exceeded or intends to exceed the maximum capital expenditures under
Section 103(b)(6)(D) of the Code, or (iii) the Company gives a notice to the Authority and the Trustee that it has exceeded or intends to exceed the maximum aggregate limit of outstanding tax-exempt industrial development bonds permitted under Section 103(b)(15) of the Code, or (iv) the enactment of legislation, or a judgment or order of a court of original jurisdiction or a final ruling or decision of the Internal Revenue Service which determines that interest paid or payable on any Bond is or was includable in the gross income of an Owner of the Bonds for Federal income tax purposes under the Code (other than an Owner who is a substantial user or related person within the meaning of Section 103(b) of the
Code), provided, however, that a ruling or decision of the Internal Revenue Service shall be considered final only if no appeal or action for judicial review has been filed and the time for filing such appeal or action has expired;

              "EARNINGS FUND" means the Earnings Fund created by Section 302 of the Indenture.

              "EXCESS EARNINGS ACCOUNT" means the Excess Earnings Account created by Section 302 of the Indenture.

              "EVENT OF DEFAULT" means one of the events described as an event of default in Section 9.1 hereof;

              "FACILITIES" means property, both real and personal, or any interests therein, suitable for industrial uses including, without limitation, assembling, fabricating, manufacturing, processing or warehousing activities with respect to any products of agriculture, forestry, mining or manufacture, and includes any facilities incidental thereto;

              "FIRST DEED OF TRUST" means the First Deed of Trust and assignment of Rents (Construction Trust Deed) with respect to the Project, of even date herewith, executed by the Company, as trustor, to the Title Company, as trustee, for the benefit of the Authority, as beneficiary;

              "FIRST FINANCING STATEMENT" means a UCC-1 financing statement executed by the Company, as debtor pursuant to the First Security Agreement, and naming the Authority as the secured party and the Trustee as the assignee of the secured party;

              "FIRST FIXTURE FILING" means a fixture filing executed by the Company, as debtor pursuant to the First Security Agreement, and naming the Authority as the secured party and the Trustee as the assignee of the secured party;


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

              "FIRST SECURITY AGREEMENT" means the First Security Agreement with respect to the Project, of even date herewith, executed by the Company, as debtor, in favor of the Authority, as secured party;

              "FIXED INTEREST RATE" means the interest rate in effect on the Bonds from and after the Conversion Date as said rate is determined in accordance with Section 204 of the Indenture;

              "FUNDING REQUISITION" means the requisition form requesting disbursement of monies from the Construction Fund in the form attached hereto as Exhibit C;

              "GENERAL EARNINGS ACCOUNT" means the General Earnings Account created by Section 302 of the Indenture.

              "GOVERNMENT OBLIGATIONS" means any of the following which at the time of investment are legal investments under the laws of the State for the money proposed to be invested therein: direct obligations issued by the United States Treasury or obligations unconditionally guaranteed as to the payment of principal and interest by the full faith and credit of the United States of America which may be permitted under Section 103(h)(3)(B)(v) of the Code and regulations issued thereunder, or which, in the opinion of Bond Counsel, will not impair the exemption from federal income taxation of the interest on the Bonds;

              "GROSS PROCEEDS" shall have the meaning ascribed to such term in the Regulations.

              "INDENTURE" means that certain Indenture of Trust, of even date herewith, by and between the Authority and the Trustee, pursuant to which the Bonds are authorized to be issued and the interests of the Authority in this Loan Agreement and the revenues received by the Authority hereunder are to be pledged and assigned as security for the payment of the principal of, premium, if any, and interest on the Bonds, including any amendments and supplements thereto;

              "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement of even date herewith among the Authority, the Trustee and the Bank, as amended and supplemented from time to time;

              "INTEREST PAYMENT DATE" means, prior to the Conversion Date, the first Business Day of each month, commencing October 1, 1985, and, after the Conversion Date, March 1 and September 1 of each year;

              "INVESTMENT EXCESS" shall mean, for the applicable computation period, (1) the aggregate amount of interest, profits and other income actually earned on the investment of Gross Proceeds in Nonpurpose Obligations (other than (i) Gross Proceeds held in the Excess Earnings Account of the Earnings Fund


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

and (ii) except as otherwise required by the Regulations, Gross Proceeds invested in the Bond Fund), less (2) the aggregate amount that would have been earned if such Gross Proceeds had been invested at a Yield equal to the Yield on the Bonds.

              "LETTER OF CREDIT" means the irrevocable direct draw letter of credit issued by the Bank to the Trustee as beneficiary, at the request of and for the account of the Company in accordance with Section 4.7 hereof, or any Substitute Letter of Credit;

              "MAXIMUM INTEREST RATE" means twelve percent (12%) per annum;

              "MOODY'S" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall for any reason no longer perform the function of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Authority with the approval of the Company and the Bank;

              "NET PROCEEDS" means, with respect to any insurance proceeds or any condemnation award, the amount remaining after deducting all expenses (including attorneys' fees) incurred in the collection of such proceeds or award from the gross proceeds thereof;

              "NONPURPOSE OBLIGATION" shall have the meaning ascribed to such term in the Regulations.

              "OUTSTANDING," when used as of any particular time with reference to Bonds, means all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Indenture except

              (1) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation;

              (2) Bonds with respect to which all liability of the Authority shall have been discharged in accordance with Article XII of the Indenture; and

              (3) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the Indenture.

              "PAYING AGENT" means the Trustee and any other bank or trust company designated by the Authority pursuant to the Indenture to serve as a paying agency or place of payment for the Bonds;

              "PERMITTED INVESTMENTS" means any of the following which at the time are legal investments for the Authority under the laws of the State, and on which the Company is not the obligor:

              (a) Government Obligations;

              (b) certificates of deposit or time deposits, or repurchase agreements with national or state banks, including the Trustee or its affiliates, or international banks with domestic United States operations, with capital, surplus and undivided profits of $50,000,000 or more, and certificates of deposit of federal savings and loan associations (including the certificates of deposit of any bank, savings and loan association or building and loan association acting as depository, custodian or trustee for any such bond proceeds);

              (c) commercial paper of "prime quality" approved by the Trustee and bearing a rating by a nationally recognized rating agency of "A-1", "P-1", "F-1" or any similar rating or better;

              (d) bills of exchange or time drafts drawn on and accepted by a commercial bank (i.e., banker's acceptances) which are eligible for purchase by the Federal Reserve System; or

              (e) obligations of a state, territory or possession of the United States or any political subdivision of the foregoing the interest on which is exempt from federal income taxation under Section 103(a) of the Code which bear a rating in either of the two highest rating categories of a nationally recognized rating agency;

              "PERSON" means a natural person, firm, partnership, association, corporation, trust or public body;

              "PLACEMENT AGENT AGREEMENT" means the Placement Agent Agreement dated as of September 1, 1985, by and among the Authority, the Company and Security Pacific Capital Markets Group (Security Pacific National Bank) as Placement Agent;

              "POST-CONVERSION LETTER OF CREDIT" means a Substitute Letter of Credit issued by the Bank for the benefit of the Trustee on and after the Conversion Date;

              "PRINCIPAL USER" means "principal user" as that term is used in
Section 103(b)(6) of the Code;

              "PROJECT" means the Facilities to be acquired, constructed and equipped with the proceeds of the sale of the Bonds or the proceeds of any payment by the Company pursuant to Section 5.1 hereof, which Facilities are more fully described in the Project Summary attached hereto as Exhibit A;


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

              "PROJECT COSTS" means those costs incurred by the Company in connection with the Project and in connection with the issuance of the Bonds including, but not limited to, the following:

              (a) the cost of construction, improvement, repair, and reconstruction;

              (b) the cost of acquisition, including rights in land and other property, both real and personal and improved and unimproved, and franchises, and disposal rights;

              (c) the cost of demolishing, removing, or relocating any building or structures on lands so acquired, including the cost of acquiring any lands to which such buildings or structures may be moved or relocated;

              (d) the cost of machinery, equipment and furnishings, of engineering and architectural surveys, plans, and specifications, and of transportation and storage until the Project is operational;

              (e) the cost of agents or consultants, including, without limitation, legal, financial, engineering, accounting, and auditing, necessary or incident to the Project and of the determination as to the feasibility or practicability of undertaking the Project;

              (f) the cost of financing interest prior to, during, and for a reasonable period after completion of the Project, and reserves for principal and interest and for extensions, enlargements, additions, repairs, replacements, renovations and improvements;

              (g) the cost of acquiring or refinancing existing obligations incident to the undertaking and carrying out, including the financing of, the Project, and the reimbursement to any governmental entity or agency, or any company, of expenditures made by or on behalf of such entity, agency or company that are Project costs hereunder without regard to whether or not such expenditures may have been made before or after the adoption of a resolution of intention with respect to the Project by the Authority; and

              (h) the cost of making relocation assistance payments as provided by Chapter 16 (commencing with Section 7260) of Division 7 of Title 1 of the California Government Code.

              "PROJECT SUMMARY" means the Project Summary prepared by the Company, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference;

              "QUALIFIED PROJECT COSTS" means the Project Costs (other than the expenses incurred in connection with the issuance of the Bonds) incurred after the Date of Official Action which are incurred in connection with the acquisition, construction, reconstruction, or improvement of land or property described in Section 167 of the Code and are chargeable to the capital account of the Company with respect to the Project for federal income tax and financial accounting purposes, and shall not include working capital, the cost of inventory, goodwill or other non-depreciable property other than land; provided, however, that: (i) the Qualified Project Costs shall not include the costs of acquiring land or any interest in land that will be used for agricultural purposes; (ii) no more than 25% of the Qualified Project Costs shall be costs of acquiring land other than agricultural land or any interest therein; and (iii) any rehabilitation expenditures within the meaning of Section 103(b)(17)(C) of the Code with respect to any building or equipment thereon shall equal or exceed fifteen percent (15%) of that portion of the Project Costs to acquire such building and equipment financed with the proceeds of the sale of the Bonds;

              "REBATE AMOUNT" shall mean, for the applicable computation period, the Investment Excess for such period, plus the aggregate amount of all interest, profits and other income earned on investments in the Excess Earnings Account of the Earnings Fund during such period;

              "REGISTERED OWNER" means the person or persons in whose name or names a Bond shall be registered on books of the Trustee kept for that purpose in accordance with the terms of the Indenture;

              "REGULATIONS" shall mean the regulations of the United States Department of the Treasury proposed or promulgated under Section 103(c)(6) of the Code which by their terms are effective with respect to the Bonds;

              "REIMBURSEMENT AGREEMENT" means that certain Reimbursement Agreement of even date herewith, by and between the Bank and the Company providing for the issuance of the Letter of Credit, as amended and supplemented from time to time;

              "REMARKETING AGENT" means the agent appointed in accordance with the provisions of Section 1303 of the Indenture, initially Security Pacific Capital Markets Group (Security Pacific National Bank);

              "REMARKETING AGREEMENT" means the Remarketing Agreement of even date herewith among the Authority, the Company and the Remarketing Agent, as amended and supplemented from time to time;

              "RELATED PERSON" means any "related person" as such term is defined in Section 103(b)(6)(C) of the Code;

              "SEASONED FUNDS" means monies paid by the Company to the Trustee for deposit into the Company Monies Account of the Revenue Fund or the Special Redemption Account of the Bond Fund which monies shall have been held in the Company Monies Account or the Special Redemption Account for at least 126 consecutive days, provided, that no Act of Bankruptcy shall have occurred during such 126-day period and provided further, that no Act of Bankruptcy shall have occurred during the 126-day period immediately preceding such deposit; the Trustee shall be entitled to rely on the Company's failure to furnish the Trustee with a certificate to the effect that an Act of Bankruptcy has occurred as evidence that no such bankruptcy has occurred;

              "SECOND DEED OF TRUST" means the Second Deed of Trust and Assignment of Rents (Construction Trust Deed) with respect to the Project, of even date herewith, executed by the Company, as trustor, to the Title Company, as trustee, for the benefit of the Bank, as beneficiary;

              "SECOND FINANCING STATEMENT" means the UCC-1 financing statement executed by the Company, as debtor pursuant to the Second Security Agreement, and naming the Bank as the secured party;

              "SECOND FIXTURE FILING" means the fixture filing executed by the Company, as debtor pursuant to the Second Security Agreement, and naming the Bank as the secured party;

              "SECOND SECURITY AGREEMENT" means the Second Security Agreement with respect to the Project, of even date herewith, executed by the Company, as debtor, in favor of the Bank, as secured party;

              "SPECIAL ARBITRAGE INSTRUCTIONS" means the Special Arbitrage Instructions attached hereto as Exhibit D;

              "STATE" means the State of California;

              "SUBSIDIARY" means any company of which the Company owns, directly or indirectly, more than fifty percent (50%) of the voting shares thereof or otherwise controls;

              "SUBSTITUTE LETTER OF CREDIT" means a letter of credit delivered to the Trustee in accordance with Section 4.7 of this Loan Agreement;

              "SUPPLEMENTAL STATEMENT" means any statement, supplemental statement or other tax schedule or return or document filed with the Internal Revenue Service (whether pursuant to Treasury Regulation Section
1.103-10(b)(2)(vi)(c) as the same may be amended or supplemented from time to time, or otherwise);

              "TENDER AGENT" means Chemical Bank, a New York banking corporation, acting in the capacity of Tender Agent under the Indenture;

              "TITLE COMPANY" means Ticor Title Insurance Company of California, a California corporation;

              "TITLE POLICY" means an ALTA Loan Policy - 1970 with ALTA Endorsement Form 1 Coverage (LP 10), issued by the Title Company, naming the

Trustee as the insured, with liability in the amount of the aggregate principal amount of the Bonds, insuring the validity and priority of the lien of the First Deed of Trust, as assigned by the Authority to the Trustee, subject only to such other exceptions as are approved in writing by the Authority, and including CLTA endorsements 100, 104.7, 111.5, 112.1, and 116.1, and such other endorsements as the Authority may require;

              "TRUSTEE" means First Interstate Bank of California as trustee, and any co-trustee or any successor trustee under the Indenture.

              "YIELD" shall have the meaning ascribed to such term in the Regulations.

              SECTION 1.2. RULES OF INTERPRETATION. The definitions set forth in
Section 1.1 shall be equally applicable to both the singular and the plural forms of the terms therein defined and shall cover all genders.

              "HEREIN," "HEREBY," "HEREUNDER," "HEREOF," "HEREINBEFORE," "HEREINAFTER" and other equivalent words refer to this Loan Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

              Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

              SECTION 1.3. INDENTURE CONTROLS AS TO CONFLICTING PROVISIONS. In the event any of the provisions of this Loan Agreement (including the definitions of terms herein) conflict in any respect with the provisions of the Indenture and cannot be reconciled, the provisions of the Indenture shall control.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

              SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF AUTHORITY. As of the date hereof and as of the Bond Issuance Date, the Authority hereby represents and warrants as follows:

              (a) The Authority is a public, corporate instrumentality of the State, duly organized and validly existing under and pursuant to the Act, and the County has adopted an ordinance declaring the need for the Authority and that it shall function for the purposes expressed in the Act. The Authority agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

              (b) Under the provisions of the Act, the Authority has the power and authority to enter into the transactions contemplated by this Loan Agreement, the Indenture, the Placement Agent Agreement, the

Remarketing Agreement, and the Intercreditor Agreement and to carry out its obligations hereunder and thereunder, and it has complied with all provisions of the Act in all matters relating to such transactions.

              (c) The Authority, by proper action, has authorized the execution and delivery of this Loan Agreement, the Indenture, the Placement Agent Agreement, the Remarketing Agreement and the Intercreditor Agreement, the sale, issuance, execution and delivery of the Bonds, and the performance of its obligations hereunder and thereunder.

              (d) The Project constitutes and will constitute a "project" within the meaning of the Act.

              (e) Neither the execution and delivery of the Bonds, this Loan Agreement, the Indenture, the Placement Agent Agreement, the Remarketing Agreement and the Intercreditor Agreement, the consummation of the transactions contemplated thereby and hereby, nor the fulfillment of or compliance with the terms and conditions or provisions of the Bonds, this Loan Agreement, the Indenture, the Placement Agent Agreement, the Remarketing Agreement, or the Intercreditor Agreement conflict with or result in the breach of any of the terms, conditions or provisions of any constitutional provision or statute of the State or of any agreement, instrument, judgment, order or decree to which the Authority is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature or upon any property or assets of the Authority under the terms of any instrument or agreement.

              (f) There is no action, suit, proceeding, inquiry or investigation pending or, to the best of the Authority's knowledge, after due investigation, threatened against the Authority by or before any court, governmental agency or public board or body which (i) affects or seeks to prohibit, restrain or enjoin the sale, issuance, execution, delivery or payment of the Bonds, or the loan of the proceeds from the sale of the Bonds to the Company, or (ii) affects or seeks to prohibit, restrain or enjoin the execution, delivery or performance of this Loan Agreement, the Indenture, the Bonds, the Placement Agent Agreement, the Remarketing Agreement or the Intercreditor Agreement; or (iii) affects or questions the organization, powers or authority of the Authority to carry out the transactions contemplated by the Bonds, this Loan Agreement, the Indenture, the Placement Agent Agreement, the Remarketing Agreement or the Intercreditor Agreement or the right of the officers of the Authority to hold their respective offices; or (iv) affects or questions the validity or enforceability of this Loan Agreement, the Indenture, the Placement Agent Agreement, the Remarketing Agreement, the Intercreditor Agreement or the Bonds; or (v) questions the tax-exempt status of the Bonds.

              (g) The Authority will not take or permit any action to be taken which results in the interest paid on the Bonds being included in the gross income of the holder thereof (other than a "substantial user" or "related person") for purposes of Federal or State income taxation.

              (h) To lend financial assistance to the Company for the purposes of acquiring, constructing and equipping the Project, the Authority proposes to issue the Bonds in the principal amount of $4,200,000 following the execution and delivery of this Loan Agreement. The date, interest rate, date of maturity, redemption provisions and other pertinent provisions with respect to the Bonds are as set forth in the Indenture, and such provisions are hereby incorporated herein.

              (i) Simultaneously herewith, the Authority's rights, title, interests and duties in and under this Loan Agreement will be assigned and conveyed to the Trustee (with certain reservations and exceptions noted in the Indenture), without recourse, as security for payment of the principal of, premium, if any, and interest on the Bonds.

              (j) Notwithstanding anything contained herein to the contrary, any obligation the Authority may hereby incur for the payment of money shall not constitute an indebtedness of the County or the State and shall not constitute or give rise to a pecuniary liability of the County or the State or a charge against the general credit or taxing powers of the County or the State, but shall be payable solely from the revenues, proceeds and receipts derived from this Loan Agreement.

              SECTION 2.2. REPRESENTATIONS AND WARRANTIES OF COMPANY. As of the date hereof and the Bond Issuance Date, the Company hereby represents and warrants as follows:

              (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California.

              (b) The Company has full corporate power and authority to carry on its business as now conducted and to enter into this Loan Agreement and the other Company Documents and to obtain the Letter of Credit, and the execution and delivery of this Loan Agreement and the other Company Documents have been duly authorized by proper corporate action. This Loan Agreement and the other Company Documents constitute valid and legally binding obligations of the Company.

              (c) No consent or approval of any trustee or holder of any indebtedness or obligation of the Company or any Subsidiary, and no consent, approval, permission, authorization, order or license of any governmental authority is required to be obtained by the Company for: (i) the execution and delivery of this Loan Agreement and the other Company Documents and any instrument or agreement required of the Company hereunder; (ii) the fulfillment of and compliance with the provisions hereof;

       and (iii) the acquisition, construction and equipping of the Project, except as may have been obtained and certified copies of which have been delivered to the Authority.

              (d) The Company is not subject to any charter, by-law or contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Company from entering into this Loan Agreement or the other Company Documents or from performing any of its obligations hereunder or thereunder, except to the extent that such performance maybe limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally. Neither the execution and delivery of this Loan Agreement or the other Company Documents, and the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the provisions hereof and thereof conflicts with, violates or will result in a material breach of any charter or by-law of the Company, any of the terms, conditions or provisions of any indenture, instrument or agreement to which the Company is a party or by which the Company is bound, or any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on the Company or constitutes a default under any of the foregoing which has not been waived or consented to in writing by the appropriate party or parties, or results in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the property or assets of the Company not permitted under the terms of any restriction, agreement, instrument, statute, governmental rule or regulation, court order, judgment or degree.

              (e) There is no action, suit, proceeding, inquiry or investigation by or before any court, governmental agency or public board or body pending or, to the best knowledge of the Company threatened against the Company which (i) affects or seeks to prohibit, restrain or enjoin the issuance, sale or delivery of the Bonds or the loaning of the proceeds of the Bonds to the Company or the execution and delivery of the Company Documents, (ii) affects or questions the validity or enforceability of the Bonds, the Indenture, the Letter of Credit or the Company Documents,
       (iii) questions the tax-exempt status of the Bonds or (iv) questions the power or authority of the Company to carry out the transactions contemplated by, or to perform its obligations under, the Company Documents or the powers of the Company to own, acquire, construct, equip or operate the Project.

              (f) The proposed issuance of the Bonds by the Authority and the making of the Company Loan to the Company to finance the Project Costs have induced the Company to acquire, construct and equip the Project.

              (g) The Company has complied or will comply with all legal requirements relating to the Project and the operation, repair and maintenance of the Project, including (i) the attainment of any rezoning or variances, building, development and other permits and approvals, and licenses and other entitlements for use, and (ii) securing the issuance of any certificates of need, convenience and necessity or other certificates or franchises, and has provided the Authority with satisfactory evidence of such compliance.

              (h) The Company will not use any of the funds provided by the Authority hereunder, or any other funds, nor will it permit any of the funds provided by the Authority hereunder, or any other funds, to be used in a manner which would impair the exemption of interest on the Bonds from Federal or State income taxation.

              (i) When duly executed, this Loan Agreement, the other Company Documents and all other agreements entered into by the Company contemplated herein or in the Indenture will be enforceable against the Company according to their terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

              (j) The information and documents concerning the Company submitted to the Authority in or with the Company's application for financing and any supplements thereto were true and complete on the date of submission and are true and complete in all material respects on the Bond Issuance Date.

              (k) The audited financial statements of the Company submitted to the Authority with the Company's application for financing present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied to the periods involved, except as otherwise stated in the notes accompanying such financial statements.

              (1) Any unaudited financial statements of the Company submitted to the Authority in connection with the Company's application for financing present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified, subject to year-end adjustments, and such financial statements have been prepared on a basis consistent with prior interim periods.

              (m) As to any expenditures which the Company has heretofore made for purposes of acquiring, constructing and equipping the Project for which it seeks reimbursement from the Company Loan, such expenditures were made in anticipation of issuance of the Bonds and reimbursement from the proceeds thereof.

              (n) Prior to the Date of Official Action no earnest money agreement had been entered into, no contract had been awarded or entered into (except the agreement with the architect for the Project), no purchase order had been issued, no on-site or off-site renovations or installation had commenced with respect to any component of the Project, and no other physical work at the Project site for the purpose of acquiring, constructing or equipping the Project or any such component thereof had been commenced.

              (o) As of September 1, 1985, no component of the Project has reached a degree of completion which would permit operation of the Project at substantially the level for which it is designed, and, as of the said date, no component of the Project was, in fact, in operation at such level.

              (p) Any certificate signed by the Authorized Company Representative and delivered pursuant to this Loan Agreement or the Indenture shall be deemed to be a representation and warranty by the Company as to the statements made therein.

              SECTION 2.3. REPRESENTATIONS AND COVENANTS OF COMPANY AND AUTHORITY WITH RESPECT TO FEDERAL AND CALIFORNIA PERSONAL INCOME TAX MATTERS AND CAPITAL EXPENDITURES. The Authority is issuing the Bonds pursuant to an election made by it under Section 103(b)(6)(D) of the Code, and, prior to the issuance and delivery of the Bonds, the Authority will have made all necessary filings in order to effect such election in accordance with Section 8.11 hereof. It is the intention of the parties hereto that the interest on the Bonds shall be exempt from federal income taxation and California personal income taxation and to that end the Authority and the Company covenant with each other and with the Trustee as follows:

              (a) The Company warrants that, except in connection with the issuance of the Bonds, neither the Company nor any Related Person of the Company has entered or will enter into any contract, agreement or understanding providing for the issuance of obligations of any political subdivision, agency, authority, instrumentality or company of a public or quasi-public nature to acquire facilities in the Applicable Jurisdiction, the Principal User of which is to be Company or any such Related Person and which obligations are to be issued on or prior to the Bond Issuance Date;

              (b) The Authority warrants that, except in connection with the issuance of the Bonds, it has not entered into and will not enter into any contract, agreement or understanding providing for the issuance of obligations by the Authority to acquire facilities in the Applicable Jurisdiction the Principal User of which is to be the Company or any person which, to the knowledge of the Authority, is a Related Person of the Company, and which obligations are to be issued on or prior to the Bond Issuance Date;

              (c) The Company warrants that there have never been issued any bonds or other obligations with respect to "facilities" described in
       Section 103(b)(6) of the Code, the Principal User of which facilities is the Company or one or more Related Persons to the Company which are located in the Applicable Jurisdiction, and which bonds or other obligations would be taken into account in determining the face amount of the Bonds, as provided in Section 103(b)(6)(D)(ii) of the Code;

              (d) The Company warrants that neither the Company nor any Related Person of the Company is a party to or shall enter into any contract, agreement or commitment which would require them or any of them to make or cause to be made any capital expenditures with respect to "facilities" described in Section 103(b)(6)(E) of the Code which are located in the Applicable Jurisdiction which would cause the interest on the Bonds to be subject to federal income taxation;

              (e) The Company will file in a timely manner all Supplemental Statements required by Treasury Regulation Section 1.103-10(b)(2)(vi)(c) as amended or supplemented from time to time. The Company shall furnish to the Trustee, within thirty (30) days after the filing thereof, true and complete copies of all Supplemental Statements;

              (f) The Authority and the Company each agree to comply fully, during the term of this Loan Agreement, with all effective rules, rulings and regulations promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to bonds or other obligations issued under Section 103(b)(6)(D) of the Code, so as to maintain the tax-exempt status of interest on the Bonds, including, without limitation, the requirements of Treasury Regulation Section 1.103-10(b)(2)(vi), as amended or supplemented concerning the filing of Supplemental Statements;

              (g) The Company warrants that (i) there are no Principal Users of the Project other than the Company, and (ii) there are no Related Persons to the Company which must be considered as Principal Users of the Project or other facilities located in the Applicable Jurisdiction by virtue of
       Section 103(b)(6)(E) of the Code. The Company covenants that neither it nor any Related Person is a Principal User of any facilities other than the Project in the Applicable Jurisdiction which must be taken into account with respect to the Bonds for purposes of section 103(b)(6)(A) of the Code;

              (h) The Company warrants that at least 95% of the proceeds of the Bonds, after the payments of the costs of issuance of the Bonds, will be used to pay or reimburse the Company for Qualified Project Costs; and

              (i) As of the Bond Issuance Date, the Company warrants that within the three (3)-year period preceding the Bond Issuance Date, no costs which are chargeable, for federal income tax purposes, to the capital account of any Person have been paid or incurred with respect to the Project or other facilities, of which the Company or any Related Person is a Principal User, located in the Applicable Jurisdiction, other than costs to be paid or reimbursed with the proceeds of the Bonds or costs listed in the certificate of the Authorized Company Representative furnished to the Authority on the Bond Issuance Date. The Company further covenants and agrees that neither it nor any other person will pay or incur within the three (3)-year period immediately succeeding the Bond Issuance Date any costs (other than costs to be paid or reimbursed with the proceeds of the Bonds) which are chargeable for federal income tax purposes to the capital account of any Person (hereinafter referred to as "Capital Expenditures"), with respect to the Project, or other facilities of which the Company or any Related Person is a Principal User located in the Applicable Jurisdiction which, if added to the principal amount of the Bonds and all prior Capital Expenditure including, but not limited to costs listed in the certificate of the Authorized Company Representative furnished to the Authority on the Bond Issuance Date which are not paid or reimbursed with the proceeds of the Bonds, would exceed $10,000,000.

              (j) The Company covenants and agrees that it will not use or permit the use of any of the funds provided by the Authority pursuant to this Loan Agreement, or any other funds of the Company, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or this Loan Agreement, in such a manner as would cause the Bonds to be treated as federally guaranteed within the meaning of Section 103(h) of the Code.

              (k) The Company warrants that there are no "test period beneficiaries" of the Project (as defined in Section 103(b)(15)(D) of the Code) other than the Company and that the total outstanding face amount of all tax-exempt industrial development bonds of any Person with respect to facilities used by the Company or by any Related Person to the Company as of the Bond Issuance Date is $30,000. The Company covenants that neither it nor any Related Person is or will become a user of any facilities (other than the Project) with respect to which there were outstanding tax-exempt industrial development bonds on the Bond Issuance Date, if such use will result in a violation of Code Section 103(b)(15). The Company further covenants that it will not cause or allow the use of the Project by any Person during the three year period commencing on the date the Project is placed in service if the use of the Project by such Person will cause the requirements of Section 103(b)(15) of the Code to be violated.

              (l) The Company warrants that there are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or any political subdivision of any of the foregoing, or of the District of Columbia, which constitute "industrial development bonds" within the meaning Section 103(b)(2) of the Internal Revenue Code of 1954, as amended (the "Code"), and which have been or are to be sold (1) at substantially the same time as the Bonds, (2) at substantially the same interest rate as the rate of interest on the Bonds, (3) pursuant to a common plan of marketing with the marketing of the Bonds, and (4) which are payable directly or indirectly by the Company or from a common or pooled security which is also used or available to pay debt service on the Bonds.

              (m) The Company covenants and agrees that it will promptly notify the Authority and the Trustee if it exceeds or intends to exceed the maximum capital expenditures in the Applicable Jurisdication permitted by
       Section 103(b)(6)(D) of the Code, or the maximum aggregate amount of tax-exempt industrial development bonds permitted by Section 103(b)(15) of the Code.

              (n) Neither the Authority nor the Company shall use or direct or permit the use of any of the proceeds of the Bonds in such a manner as to, or take or omit to take any action which would, cause the Bonds to be "arbitrage bonds" within the meaning of Section 103(c) of the Code and applicable regulations thereunder.

              (o) The Authority shall have filed prior to the issuance of the Bonds, the election required pursuant to Treasury Regulations 1.103-10(b)(2)(vi)(a) to have Section 103(b)(6) of the Code apply to the Bonds.

              (p) The Authority shall file or cause to be filed Internal Revenue Service Form 8038 as required by Code.

              SECTION 2.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article II shall remain in full force and effect at and shall survive delivery of the Bonds.

                                   ARTICLE III

                     ISSUANCE OF THE BONDS; THE COMPANY LOAN

              SECTION 3.1. AGREEMENT TO ISSUE THE BONDS; APPLICATION OF PROCEEDS. The Authority agrees to sell, issue and cause to be delivered to the purchasers thereof the Bonds for the purpose of making the Company Loan. The Authority further agrees to deposit all proceeds received from said sale with the Trustee in accordance with Section 303 of the Indenture. The Company hereby approves the sale, issuance and delivery of the Bonds as described in the Indenture.

              SECTION 3.2. AGREEMENT TO MAKE THE COMPANY LOAN. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of the Company set forth herein, the Authority hereby agrees to lend to the Company the sum of $4,200,000 (the "Company Loan"), derived solely from the proceeds of the Bonds and the Company hereby agrees to borrow said sum from the Authority pursuant to this Loan Agreement, which sum shall be used by the Company exclusively for payment of Project Costs. The obligation of the Authority to make the Company Loan as herein provided shall be subject to the receipt by it of the proceeds of issuance and sale of the Bonds.

The Loan shall mature on August 29, 2005. The Loan shall bear interest on the principal amount outstanding from time to time at the rate which at all times equals the rate of interest on the Bonds, as established pursuant to the Indenture. Interest shall be due and payable on the third Business Day immediately preceding each Interest Payment Date as provided in Section 4.1 hereof.

              SECTION 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. Pursuant to the terms of, and on the conditions set forth in the Indenture, the Authority has authorized and directed the Trustee to disburse amounts in the General Earnings Account and the Excess Earnings Account of the Earnings Fund and amounts in the Construction Fund for the payment of Project Costs or to reimburse the Company for any Project Costs incurred by it. Such disbursement shall be made by the Trustee as follows:

              (a) prior to the Completion Date, the Trustee shall disburse to the Bank first from the Excess Earnings Account and the General Earnings Account of the Earnings Fund, then from the Construction Fund, immediately upon receipt by the Trustee of the proceeds of a draw upon the Letter of Credit representing a payment of interest on the Company Loan, an amount equal to the amount of such draw;

              (b) for payment of Project Costs other than interest on the Company Loan, the Trustee shall disburse funds first from the Excess Earnings Account and General Earnings Account in the Earnings Fund, then from the Construction Fund upon receipt of a Funding Requisition signed by the Authorized Company Representative, and approved by an Authorized Bank Representative in the form attached hereto as Exhibit B, with respect to each requested disbursement; and

              (c) in the event the Company elects to prepay the Company Loan pursuant to Section 4.6(a) hereof, the Trustee shall disburse to the Bank all amounts remaining on deposit in the Construction Fund, immediately upon receipt by the Trustee of the proceeds of a draw upon the Letter of Credit representing the amount of the prepayment.

              In making any disbursement from the Earnings Fund or the Construction Fund pursuant to Subsection 3.3(b) hereof, the Trustee may rely on any Funding Requisition delivered to it pursuant to this Section, and shall be relieved of any liability with respect to the disbursement of funds pursuant to any such Funding Requisition.

              Notwithstanding anything to the contrary contained herein, neither the Authority nor the Company shall cause the proceeds of the Bonds to be used in any manner which would result in the loss of the exemption from Federal income taxation under Section 103(b)(6)(D) of the Code of the interest on the Bonds.

              SECTION 3.4. FURNISHING DOCUMENTS TO TRUSTEE. The Company shall prepare and submit to the Trustee the documents referred to in Section 3.3 hereof as required pursuant thereto, and such additional documentation with respect to disbursements from the Earnings Fund or the Construction Fund as the Trustee may reasonably request.

              SECTION 3.5. INVESTMENT OF MONEY. Except as otherwise provided in this Loan Agreement or the Indenture, any money held in any Funds or Accounts at any time held by the Trustee shall, in the manner provided in Article V of the Indenture, be invested or reinvested by the Trustee at the written request of and as directed by the Company, solely in Permitted Investments. Notwithstanding the foregoing, all monies on deposit in the Special Redemption Account if invested, shall be invested solely in obligations of a state, territory or possession of the United States or any political subdivision of the foregoing, the interest on which is exempt from federal income taxation under Section 103(a) of the Code, and all monies on deposit in the Bond Payment Account of the Bond Fund and the Purchase Fund shall be held as cash or invested in Government Obligations maturing at such time or times as said monies shall be needed for the purposes for which they were deposited, but in no event shall such Government Obligations have a maturity in excess of thirty (30) days.

              SECTION 3.6. SPECIAL ARBITRAGE COVENANTS.

              (a) The Company hereby covenants and represents to the Authority, and, based upon said representations, the Authority and the Company jointly and severally covenant with all purchasers and owners of the Bonds, that until the last Bond shall have been paid or redeemed, the Authority and the Company will comply with all requirements of Section 103(c)(6) of the Code and all applicable Regulations. The Company and the Authority further specifically agree that:

              (1) The Company shall deposit or cause to be deposited with the Trustee, for credit to the General Earnings Account of the Earnings Fund, all interest, profits and other income attributable to the investment of Gross Proceeds in Nonpurpose Obligations (other than (i) Gross Proceeds paid to the Authority pursuant to Section 4.4 hereof and (ii) Gross Proceeds invested in the Excess Earnings Account.)

              (2) Except with respect to Gross Proceeds invested during an applicable temporary period, as expressly permitted under the Regulations, neither the Company nor the Authority, with respect to Gross Proceeds under its control, will allow Gross Proceeds of the Bonds in an amount greater than 150% of the Annual Debt Service for any Bond Year to be invested during such Bond Year in Nonpurpose Obligations with a Yield in excess of the Yield on the Bonds. The Company will make all computations required to ensure compliance with the foregoing investment limitation and will instruct the Trustee in writing with respect to any sale or disposition of Nonpurpose Obligations required to comply with such investment limitation.

              (3) On each Computation Date, the Company will compute the Investment Excess for the preceding twelve month period. Immediately thereafter, the Company will instruct the Trustee in writing to transfer such Investment Excess (to the extent not previously expended to pay Project Costs or debt service on the Bonds) from the General Earnings Account to the Excess Earnings Account of the Earnings Fund.

              (4) No later than twenty-nine (29) days from the fifth Computation Date and every fifth Computation Date thereafter, the Company will transfer to the Trustee for payment to the United States Government an amount that, when added to any amount held in the Excess Earnings Account on such date plus the amount of all prior payments under this Section 3.6, equals at least 90% of the Rebate Amount for the period from the date of issuance through such Computation Date. No later than thirty (30) days after the day on which the last Bond is paid or redeemed, the Company will transfer to the Trustee for payment to the United States Government an amount that, when added to any amount held in the Excess Earnings Account on such date plus all prior payments under this Section 3.6, equals 100% of the Rebate Amount for the period from the date of issuance through the retirement date.

              (5) Neither the Company nor the Authority will (i) invest Gross Proceeds or cause Gross Proceeds to be invested in Nonpurpose Obligations, if the Yield on such Nonpurpose Obligations would be less than the Yield that would have resulted from an arm's length transaction, or (ii) sell or otherwise dispose of or cause to be sold or otherwise disposed of Nonpurpose Obligations, if such sale or disposition would result in a smaller profit or larger loss than would have resulted from a sale at fair market value arrived at in an arm's length transaction.

              (6) No later than March 4, 1986, the Authority will expend (i) all Gross Proceeds received by it pursuant to Section 4.4 hereof, and (ii) all income, profits and other earnings attributable to the investment of such Gross Proceeds in Nonpurpose Obligations. The Authority will use its best efforts to appropriate an amount equal to the Investment Excess earned by the Authority from the investment of such Gross Proceeds in Nonpurpose Obligations and to pay such amount to the Company no later than five (5) days prior to the first date on which the Company is obligated to make a payment to the Trustee pursuant to Section 3.6(a)(3) hereof.

              (7) The Company and, as appropriate, the Authority will comply in all respects with the Special Arbitrage Instructions attached as Exhibit D hereto.

              (8) The Company shall retain all records with respect to the calculations required by Sections 3.6(a)(2) and 3.6(a)(3) hereof for at least six years after the date on which the principal of and interest on the Bonds has been paid in full, whether upon maturity, redemption or acceleration thereof.

              (9) The Company will value each Nonpurpose Obligation at its fair market value on and as of the date such obligation is acquired with Gross Proceeds or otherwise becomes a Nonpurpose Obligation.

              (b) Notwithstanding any provision of this Section 3.6, if the Company shall provide to the Trustee and the Authority an opinion of Bond Counsel that any action required by this Section 3.6 or the Special Arbitrage Instructions is no longer required or that some further action is required to maintain the exclusion from federal income tax of interest on the Bonds, the Trustee and the Authority may rely conclusively on such opinion in complying with the requirements of this Section 3.6 and the Special Arbitrage Instructions, and the covenants hereunder shall be deemed modified to that extent.

              (c) Notwithstanding any provision of this Section 3.6, if within six months from the date of issuance of the Bonds, (i) the Company delivers to the Authority and the Trustee a certification to the effect that all Gross Proceeds of the Bonds (excluding amounts in the Bond Fund) have been expended and that it is not anticipated that other Gross Proceeds will arise during the term of the Bonds and (ii) the Trustee and the Authority no longer hold any Gross Proceeds of the Bonds, the provisions of this Section 3.6 shall no longer be deemed applicable and no action required by this Section 3.6 need be taken; provided, however, that should Gross Proceeds (other than amounts in the Bond
Fund) arise at any time thereafter, the provisions of this Section 3.6 shall apply to such Gross Proceeds. For purposes of this Subsection 3.6(c), the Authority and the Trustee may request, receive and rely with acquittance on an opinion of Bond Counsel to the effect that the Trustee and the Authority no longer hold any Gross Proceeds of the Bonds.

              SECTION 3.7. NO FEDERAL GUARANTEE. Notwithstanding any other provision of this Loan Agreement, all money held by the Trustee after September 1, 1988, in any of the funds or accounts established pursuant to the Indenture shall, at the written direction of the Company, be (a) invested solely as part of a bona fide debt service fund or of a reserve fund which meets the requirements of Section 103(c)(4)(B) of the Code, or (b) invested solely in Government Obligations, unless the Company shall have furnished the Trustee a ruling of the Internal Revenue Service or an opinion of Bond Counsel to the effect that a proposed investment will not cause the interest on the Bonds to be subject to federal income taxation or California income taxation.

                                   ARTICLE IV

                             COMPANY LOAN REPAYMENT

              SECTION 4.1. PROVISIONS FOR REPAYMENT OF LOAN. The Company shall repay the Company Loan and interest thereon by payments in immediately available funds to the Trustee for deposit into the Revenue Fund as provided in Article III of the Indenture on the date payment is due by 10:00 a.m. Los Angeles time at its office in Los Angeles, California or at such other place within the continental United States as the Trustee may direct in writing.

              The Company covenants and agrees to repay the Company Loan, together with interest and premium, if any, thereon, in payments in an amount which, together with other money available therefor under the Indenture, will be sufficient to pay the interest, principal, and premium, if any, on the Outstanding Bonds, which will become due on each respective payment date.

              Notwithstanding any payments made pursuant to the provisions of this Loan Agreement, if, on any date when interest, principal, or premium, if any, is to be paid, the balance in the Bond Fund available for such payment is insufficient to make the required payments on such date, the Company shall make an additional payment on such date in immediately available funds in the amount of such deficiency.

              The obligation of the Company to make any payment hereunder with respect to the Company Loan and the Bonds shall be deemed satisfied and discharged to the extent of any Seasoned Funds applied by the Trustee to such obligation pursuant to the terms of the Indenture, to the extent of any monies applied by the Trustee to the payment of Company Bonds pursuant to the terms of the Indenture, and to the extent of payments made by the Bank to the Trustee under the Letter of Credit.

              SECTION 4.2. PROVISIONS FOR PAYMENT OF PURCHASE PRICE. The Company shall pay, or cause to be paid, to the Trustee and the Tender Agent such amounts as shall be necessary to enable the Trustee and the Tender Agent to pay the purchase price of Bonds delivered for purchase pursuant to Sections 1301 and 1302 of the Indenture, such amounts to be paid by the Company to the Trustee and the Tender Agent on the dates such payments pursuant to Sections 1301 and 1302 of the Indenture are to be made; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any money available for such payment under Subsection 1307(b)(i) of the Indenture; and provided, further, that the obligation of the Company to make any payment hereunder shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit pursuant to
Section 4.7 hereof.

              SECTION 4.3. CREDITS. Anything herein to the contrary notwithstanding, any monies held by the Trustee in the Company Bond Account in the Bond Fund for the payment of principal of, premium, if any, and interest on Company Bonds, any Seasoned Funds at any time held by the Trustee in the Special Redemption Account and the Bond Payment Account in the Bond Fund for the payment of principal of, premium, if any, and interest on the Bonds (other than Company Bonds), and any Seasoned Funds on deposit in the Purchase Fund and any monies delivered to the Trustee pursuant to Subsection 1307(b)(i) of the Indenture for the payment of the purchase price of Bonds tendered for purchase pursuant to
Section 1301 or 1302 of the Indenture shall be credited against the next succeeding payment referred to in Section 4.1 and 4.2 hereof and shall reduce such payment to the extent such amount is in excess of any amount required for payment of any principal or interest on the Bonds due but not yet paid or the purchase price of Bonds; and, provided, further, that if the amount of Seasoned Funds held by Trustee in the Special Redemption Account and the Bond Payment Account in the Bond Fund should be sufficient to pay at the times required, the principal of, premium, if any, and interest on the Bonds

(other than Company Bonds) then remaining unpaid and any other payments required hereunder, the Company shall not be obligated to make any further payments provided for in Section 4.1. or 4.2 hereof.

              SECTION 4.4. OTHER PAYMENT OBLIGATIONS OF COMPANY. The Company shall make prompt payment of all amounts payable pursuant to this Loan Agreement when and as such payments become due. In addition, until payment in full of the Bonds shall have been made, the Company shall pay all Administration Expenses.

              The Company agrees to pay directly to the Trustee, until payment in full of the Bonds shall have been made: the Ordinary Expenses and Extraordinary Expenses of the Trustee for acting hereunder and under the Indenture and the Intercreditor Agreement (including acting as paying agent and registrar for the Bonds) as defined in the Indenture, the reasonable fees and expenses of Trustee's Counsel, and any applicable fees of the California Industrial Development Financing Advisory Commission and the Authority.

              SECTION 4.5. MANDATORY PREPAYMENT OF THE COMPANY LOAN. The Company Loan is subject to mandatory prepayment in whole at a prepayment price equal to the principal amount thereof, together with accrued interest to the date fixed for redemption of the Bonds to be redeemed with such prepayment on the day selected by the Trustee to redeem Bonds after the Trustee has received notice of a Determination of Taxability.

              The Company's obligation to make any payments under this Section
4.5 shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit. The Trustee shall deposit and use prepayments of the Company Loan pursuant to this Section in accordance with Section 306(A) of the Indenture.

              SECTION 4.6. OPTIONAL PREPAYMENT OF THE COMPANY LOAN.

              (a) In the event any monies remain in the Construction Fund on February 1, 1986, the Company may, at its option, prepay the Company Loan in an amount equal to the amount of monies remaining in the Construction Fund together with accrued interest to the date on which Bonds will be redeemed with such payment, on the third Business Day immediately preceding the first date for which notice of redemption of Bonds to be redeemed with such prepayment can be timely given, provided however, that in the event the amount of monies on deposit in the Construction Fund is not an integral multiple of $5,000, such prepayment shall be in an amount equal to the next greater integral multiple of $5,000.

              (b) The Company may also, at its option, prepay the Company Loan in whole or in part, in any integral multiple of $100,000 prior to the Conversion Date, or in any integral multiple of $5,000 subsequent to the Conversion Date from Net Proceeds of insurance or condemnation 126 days immediately preceding the date on which notice of redemption of Bonds to be redeemed with such prepayment is given.

              (c) The Company, at its option, may prepay the Company Loan, prior to the Conversion Date, in whole or in part (other than from Net Proceeds of insurance or condemnation), in any integral multiple of $100,000, together with accrued interest to the date on which Bonds will be redeemed with such payment, 126 days preceding the date on which notice of redemption of Bonds to be redeemed with such prepayment is given.

              (d) The Company may also, at its option, prepay the Company Loan, in whole or in part (other than from Net Proceeds of insurance or condemnation), 126 days preceding the date on which notice of redemption of Bonds to be redeemed with such prepayment is given, in any integral multiple of $5,000, at the prepayment prices set forth below, expressed as a percentage of the principal amount prepaid, together with accrued interest to the redemption date:

       Redemption Date
       (Measured in terms of years                                  Prepayment
       following Conversion Date)                                     Prices
       --------------------------                                   ----------
       September 1 of the fifth year through
       the next succeeding August 31                                   103%

       September I of the sixth year through
       the next succeeding August 31                                   102

       September 1 of the seventh year through
       the next succeeding August 31                                   101

       September 1 of the eight year and
       thereafter                                                      100

              Except for prepayments made pursuant to Subsection 4.6(a) hereof, which shall be made from the proceeds of a draw upon the Letter of Credit, any optional prepayment of the principal of the Company Loan must be made by the Company to the Trustee at least 126 days prior to the date on which the Trustee mails notice of redemption of the Bonds to be redeemed with such prepayment, unless the Bank shall have delivered to the Trustee its written consent to a draw on the Letter of Credit for purposes of paying the principal amount of such prepayment. Any prepayment premium on the Company Loan must be deposited by the Company with the Trustee at least 126 days prior to the date on which the Trustee mails notice of redemption of the Bonds to be redeemed with such prepayment. The Trustee shall deposit and use prepayments of the Company Loan pursuant to this Section 4.6 in accordance with Section 305(B) of the Indenture. On the date of such payment, the Company shall give written notice to the Authority, the Bank and the Trustee of the principal amount to be optionally prepaid on the applicable redemption date. No optional prepayment shall occur if an Act of Bankruptcy occurs within the 126-day period prior to the date notice of redemption is mailed. In such event, the Trustee shall deliver the funds of the Company furnished to it pursuant to this Section 4.6 to the Bank.

              If, prior to the Conversion Date the principal amount of any optional prepayment in part shall not be an integral multiple $100,000 in the case of an optional prepayment (other than an optional prepayment pursuant to Subsection 4.6(a) hereof) then the required principal amount of such prepayment shall be deemed to be the next greater integral multiple of $100,000; provided, further if, following any such prepayment there shall be Outstanding any Bond of a denomination less than $500,000, then the required principal amount of any optional prepayment shall be deemed to be not less than $500,000. If, subsequent to the Conversion Date, or in the case of any optional prepayment pursuant to Subsection 4.6(a) hereof, the principal amount of any optional prepayment in part shall not be an integral multiple of $5,000, then the required principal amount of such prepayment shall be deemed to be the next greater integral multiple of $5,000, and any premium in connection with such prepayment shall be calculated using such greater amount.

              SECTION 4.7. LETTER OF CREDIT.

              (a) To secure its obligations to repay the Company Loan and its other obligations, agreements and covenants to be performed and observed hereunder, the Company hereby agrees to obtain the Letter of Credit and to do all things necessary to keep the Letter of Credit or Substitute Letter of Credit in full force and effect until the Company Loan is repaid in full.

              (b) To satisfy the Company's obligations under Sections 4.1 and
4.2 hereof (other than with respect to Company Bonds), the Trustee shall and is hereby directed by the Company to, draw upon the Letter of Credit as follows:

                            (i) to the extent Seasoned Funds in the Bond Fund,
              as described in Section 306 of the Indenture are not available to pay interest on the Bonds (other than Company Bonds), when due on any Interest Payment Date, the Trustee shall draw upon the Letter of Credit no later than 10:00 a.m. Los Angeles time on the fourth Business Day immediately preceding such Interest Payment Date;

                            (ii) to the extent Seasoned Funds in the Bond Fund
              as described in Section 306 of the Indenture are not available to pay principal of the Bonds (other than Company Bonds), when due (whether by reason of maturity redemption, acceleration or otherwise) the Trustee shall draw upon the Letter of Credit no later than 10:00 a.m. Los Angeles time on the fourth Business Day immediately preceding such maturity date or date fixed for redemption; and

                            (iii) to the extent monies described in Section
              1307(b)(i) and 1307(b)(ii) of the Indenture are not available to pay when due the principal of and accrued interest on Bonds tendered for purchase pursuant to Section 1301 or 1302 of the Indenture, the Trustee shall draw upon the Letter of Credit no later than 10:00 a.m. Los Angeles time on the fourth Business Day immediately preceding the purchase date with respect to such Bonds.

              In computing the amount of any drawing to pay interest on the Company Loan pursuant to Subsection 4.7(b)(i) or 4.7(b)(iii) hereof, the Trustee shall assume that interest on the Bonds will accrue at the Maximum Interest Rate during any period for which the Remarketing Agent has not yet determined the Adjustable Interest Rate pursuant to Section 203 of the Indenture.

              The Trustee shall immediately give telephonic or telegraphic notice to the Company, the Authority, and the Bank upon failure of the Trustee to receive the proceeds of any draw upon the Letter of Credit in accordance with the terms of the Letter of Credit.

              (c) The Company may, at its election and with the consent of the Bank, provide for one or more extensions of the Letter of Credit or provide a Substitute Letter of Credit pursuant to Section 4.7(d) hereof. Any Substitute Letter of Credit shall be delivered to the Trustee not less than thirty (30) days prior to the expiration of the term of the Letter of Credit.

              (d) In the event that the Company shall deliver to the Trustee (i) a Substitute Letter of Credit (A) that is effective from a date not later than the date of the expiration of the Letter of Credit and extends to a period of one year or integral multiple thereof from the date of such expiration, (B) that has a stated amount equal to not less than the principal amount of the Bonds Outstanding plus 46 days' interest thereon at the Maximum Interest Rate or, in the case of a Post-Conversion Letter of Credit, a stated amount equal to the principal amount of the Bonds Outstanding, plus 186 days' interest at the Fixed Interest Rate, and, (C) that has terms relating to the ability of the Trustee to make drawings thereunder that are substantially identical to those of the Letter of Credit, (ii) an opinion of Bond Counsel stating that the delivery of such Substitute Letter of Credit to the Trustee is authorized under this Loan Agreement and that such Substitute Letter of Credit complies with the terms hereof, (iii) opinions of Counsel in form and substance satisfactory to the Trustee to the effect that (A) the Substitute Letter of Credit is the valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except insofar as its enforceability may be limited by any insolvency or similar proceedings applicable to the Bank or by proceedings affecting generally the rights of the Bank's creditors, and that (B) a payment on the Bonds from the proceeds of a drawing on the Substitute Letter of Credit will not constitute a voidable preference under the Federal Bankruptcy Code or under other applicable laws and regulations in the event of a bankruptcy or insolvency of any entity other than the Bank; and (iv) written evidence from Moody's to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit for the Letter of Credit will not, by itself, result in a reduction of its ratings of the Bonds from those which then prevail, and if the administrative provisions of such Substitute

Letter of Credit are reasonably satisfactory to the Trustee, acting in good faith, the Trustee shall accept such Substitute Letter of Credit and promptly surrender the Letter of Credit to the Bank for cancellation.

              SECTION 4.8 AUTHORITY SECURITY DOCUMENTS. To further secure its obligations to repay the Company Loan and its other obligations, agreements and covenants to be performed and observed hereunder the Company will execute and deliver to the Authority concurrently herewith, the First Deed of Trust and the First Fixture Filing, duplicate originals of which shall have been duly recorded in the Official Records of the County, the First Security Agreement, and the First Financing Statement, a duplicate original of which shall have been duly filed in the Office of the California Secretary of State.

              SECTION 4.9. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. All of the obligations of the Company under this Loan Agreement, including, but not limited to, the obligations to make the payments required to be made under this Loan Agreement and to perform and observe the other covenants, terms and conditions applicable to it contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise until such time as the principal of and interest on the Bonds shall have been paid fully or provision for the payment thereof shall have been made in accordance with this Loan Agreement and the Indenture. The Company (a) will not suspend or discontinue any payments required to be made under this Loan Agreement except to the extent the same have been prepaid, (b) will perform and observe all its other covenants, terms and conditions contained in this Loan Agreement and (c) except as provided in Section 4.6 hereof, will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, sale, loss, destruction or condemnation of or damage to the Project or commercial frustration of purposes, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either or any failure of the Authority to perform and observe any covenant, term or condition whether express or implied, or any duty, liability or obligation arising out of or in connection with this Loan Agreement. The Company hereby waives to the extent permitted by law, any and all rights which it may now have or which at any later time may be conferred upon it, by statute or otherwise, to terminate or cancel, or to limit its liability, except as provided in Section 4.6 hereof. Nothing contained in this Section shall be construed to release the Authority from the performance of any of the covenants, terms or conditions applicable to it contained herein; and in the event the Authority should fail to perform any such covenant, term or condition the Company may institute such action against the Authority as the Company may deem necessary to compel such performance so long as such action does not result in a breach of the covenants and conditions on the part of the Company contained in this Section.

                                    ARTICLE V

                                   THE PROJECT

              SECTION 5.1. COMPANY COVENANTS CONCERNING THE PROJECT. (a) The Company agrees that the acquisition, construction and equipping of the Project will be completed with all reasonable dispatch and that it will exercise due diligence in completing the Project, but if for any reason the Project is not completed, there shall be no resulting liability on the part of the Authority and no diminution in or postponement of the Company's obligation to make any payments required under this Loan Agreement. The Company agrees to make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, any contracts, orders, receipts, writings and instructions with any Persons and in general to do all things which it deems requisite or proper to accomplish the timely completion of the Project.

              (b) The acquisition, construction, equipping and completion of the Project shall be accomplished in accordance with the Project Summary, as amended from time to time by the Company and approved by the Authority; provided, however, that no material amendment shall be made in the Project Summary unless there shall be filed with the Authority and the Trustee an opinion of Bond Counsel satisfactory to the Trustee stating that such amendment and the expenditure of money from the Construction Fund to pay Project Costs in accordance with the Project Summary as amended will not change the nature of the Project as a "project" within the meaning of the Act and will not impair the exemption of the interest on the Bonds from Federal income taxation pursuant to
Section 103(b)(6)(D) of the Code.

              (c) In the event the monies in the Construction Fund and the Earnings Fund available for payment of the Project Costs are insufficient to pay the Project Costs in full, the Company agrees for the benefit of the Authority and the Owners of the Bonds to complete the Project or to cause the Project to be completed and to pay or cause to be paid that portion of the Project Costs in excess of the money available therefor in the Construction Fund and the Earnings Fund; provided that no such payment shall be made by the Company hereunder which would result in the loss of the exemption from federal income taxation of interest on the Bonds. In the case of any such amounts the Company proposes to cause to be provided by others, the Company shall provide satisfactory evidence to the Authority that such amounts will be provided when required to complete the Project in a timely manner.

              The Authority disclaims any warranty, express or implied, that the money which will be paid into the Construction Fund and the Earnings Fund will be sufficient to pay all Project Costs. The Company agrees that if, after exhaustion of the money in the Construction Fund and the Earnings Fund, it should pay any portion of the Project Costs pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, from the Trustee or from the owners of the Bonds, nor shall it be entitled to any diminution in or postponement of its obligations, or any amounts payable by it hereunder.

              SECTION 5.2. ESTABLISHMENT OF COMPLETION DATE. The Completion Date shall be evidenced to the Trustee by a Certificate signed by the Authorized Company Representative in the form attached hereto as Exhibit C. The Company shall deliver the Completion Certificate to the Trustee as soon as practicable after the completion of the Project.

              Upon receipt of the Completion Certificate, the Trustee shall retain in the Construction Fund a sum equal to the amounts, if any, necessary for the payment of Project Costs not then due and payable to the extent such amounts are set forth and identified as such in the Completion Certificate; the remaining amounts in the Project Fund shall immediately be transferred by Trustee into the Special Redemption Account in the Bond Fund unless, in the opinion of Bond Counsel another use of such funds will not impair the exemption of interest on the Bonds from Federal or State income taxation. Amounts held in the Special Redemption Account shall be invested at the written direction of the Company solely in obligations of a state, territory or a possession of the United States or any political subdivision of the foregoing, the interest on which is exempt from federal income taxation under Section 103(a) of the Code. Money in the Special Redemption Account shall be applied to make the principal payments on or to redeem the Bonds at the earliest redemption date permitted by the Indenture, and the Authority and the Company consent to any such redemption. The Company shall pay any costs incurred with respect to such redemption, including any premium required by the Indenture to be paid on such redemption. Any amounts remaining in the Special Redemption Account as of the maturity date of the Bonds may be used to make all or a portion of the principal payment due on such date.

                                   ARTICLE VI

                        COVENANT TO COMPLY WITH INDENTURE

              SECTION 6.1. FINANCING STATEMENTS; FURTHER ASSURANCES. The Company agrees to execute and file or cause to be executed and filed any and all financing statements or amendments thereof or continuation statements necessary to perfect and continue the perfection of the security interests granted in the Indenture. The Company shall pay all costs of filing such instruments. The Company further agrees to cause the Trustee to execute or join in the execution of any such further or additional instruments and file or join in the filing thereof at such time or times and in such place or places as may be necessary to preserve the lien of the Indenture on the Trust Estate, or any part thereof, subject to the provisions of Section 704 of the Indenture.

              SECTION 6.2. PAYMENTS ASSIGNED AND PLEDGED. The Company understands and agrees that all payments required to be made to the Authority under this Loan Agreement, and all right, title and interest of the Authority in and to this Loan Agreement (other than the rights of the Authority pursuant to Sections 4.4 and 8.2 hereof), are assigned and pledged to the Trustee under the Indenture. The Company consents to such assignment and further agrees that all payments under this Loan Agreement, unless otherwise specifically provided herein, shall be paid directly to the Trustee for the account of the Authority and shall be applied as set forth herein and in the Indenture.

              SECTION 6.3. COMPANY'S PERFORMANCE UNDER INDENTURE. The Company shall, for the benefit of the Owners of the Bonds and the Trustee, do and perform all acts and things that are to be done or performed by it under the terms of the Indenture.

                                  ARTICLE VII

                 INSURANCE, DAMAGE, DESTRUCTION AND CONDEMNATION

              SECTION 7.1. INSURANCE. The Company agrees that it will at its own expense obtain and maintain extended insurance coverage with respect to the Project insuring against loss or damage from such perils usually insured against by businesses operating or owning like properties, and shall maintain public liability insurance and all workmen's compensation or other similar insurance as may be required by law. Prior to the Completion Date, the Company will at its own expense maintain builders' risk or such other similar insurance. The Company will cause the Trustee to be named as loss payee or as an additional insured under such coverage.

              All such insurance shall be placed with generally recognized responsible insurance companies organized under the laws of one of the states of the United States and qualified to do business in the State. All policies of fire and extended coverage insurance may be written with deductible amounts as now provided in the existing policies of the Company or as may be from time to time consistent with customary insurance practices in the industry.

              Upon execution and delivery of this Loan Agreement, and thereafter not less thirty (30) days prior to the expiration dates of any policies, if requested by the Authority, the Company shall deliver to the Authority certificates issued by the respective insurers of the policies obtained by the Company in accordance with this Section. If requested in writing by the Authority, the Company shall furnish the Authority with a schedule of premium payment dates and receipted bills or other evidence satisfactory to the Authority of the payment when due of all premiums for all policies of insurance at any time required to be maintained hereunder. Upon reasonable prior written notice, the Company will permit the Authority or the Trustee to visit the offices of the Company and inspect the Company's insurance records, including all policies of insurance maintained pursuant to this Loan Agreement, and to make copies of all or any part thereof.

              SECTION 7.2. DAMAGE, DESTRUCTION AND CONDEMNATION. If prior to full payment of the Bonds (or provision for payment thereof in accordance with the provisions of the Indenture) (a) the Project or any portion thereof are destroyed (in whole or in part) or are damaged by fire or other casualty, or (b) title to, or the temporary use of, the Project or any portion thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or company acting under governmental authority, the Company shall nevertheless be obligated to continue to pay all amounts due hereunder, unless such amounts are prepaid in accordance with Section 4.6 hereof.

              SECTION 7.3. APPLICATION OF NET PROCEEDS. The Net Proceeds, if any, of any insurance and/or condemnation awards resulting from the damage, destruction or condemnation of the Project or any portion thereof shall be deposited and applied in one or more of the following ways as shall be elected by the Company in a written notice to the Authority and the Trustee:

              (a) for credit to the Insurance and Condemnation Proceeds Account to be applied to the prompt repair, restoration, relocation, modification or improvement of the stage of completion of construction of the damaged, destroyed or condemned portion of the Project to enable such portion of the Project to accomplish the purposes that such portion of the Project was designed to accomplish prior to such damage or destruction or exercise of such power of eminent domain. Any balance of Net Proceeds remaining after such work has been completed shall be transferred by the Trustee to the Company Monies Account to be applied to the prepayment of the Company Loan pursuant to Section 4.6(b) hereof; or

              (b) for credit to the Company Monies Account to be applied to the prepayment of the Company Loan pursuant to Section 4.6(b) hereof.

              SECTION 7.4. INVESTMENT OF NET PROCEEDS. Any Net Proceeds held pending repair, restoration or relocation shall be invested at the written direction of the Company solely in obligations of a state, territory or a possession of the United States or any political subdivision of the foregoing, the interest on which is exempt from federal income taxation under Section 103(a) of the Code. Any earnings or profits on such investments shall be considered part of the Net Proceeds.

              SECTION 7.5. INSUFFICIENCY OF NET PROCEEDS. If the Project or a portion thereof is to be repaired, restored, relocated, modified or improved pursuant to Section 7.3(a) hereof and if the Net Proceeds are insufficient to pay the cost of such repair, restoration, relocation, modification or improvement, the Company will nonetheless cause the work to be completed and will pay or cause to be paid any cost in excess of the amount of the Net Proceeds available therefor. The Authority shall have no obligation to complete the Project or repair, restoration, relocation, modification or improvement of the Project.

              SECTION 7.6. COMPANY-OWNED PROPERTY. The Company shall be entitled to any condemnation award or insurance proceeds or portion thereof, in the full amount remaining after deducting all expenses (including attorneys' fees) incurred in the collection of such award or proceeds from the gross amount thereof, for damages to, destruction of or takings of its own property not included in the Project.

              SECTION 7.7 TITLE INSURANCE. The Company will obtain and cause to be delivered to the Trustee on the Bond Issuance Date, the Title Policy. Any Net Proceeds of title insurance shall be applied in accordance with Section 7.3 hereof.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

              SECTION 8.1. MAINTENANCE AND OPERATION OF PROJECT; TAXES. The Company will at its own expense maintain and operate the Project. The Company will pay, or cause to be paid, all taxes levied with respect to the Project and the income therefrom, including any assessments or other public charges secured by liens upon the Project or the Company's interests therein.

              SECTION 8.2. AUTHORITY'S EXPENSES; RELEASE AND INDEMNIFICATION. Whether or not the transactions contemplated by this Loan Agreement and the Indenture are consummated, the Company shall:

              (a) hold the Authority harmless against, and pay, any liability for the payment of out-of-pocket expenses arising in connection with the transactions contemplated hereby, including the reasonable fees and expenses of the Authority's Counsel; and

              (b) protect and indemnify the Authority or the Trustee, its directors, officers, agents and employees from and against all liability, losses, damages, costs, expenses (including attorneys' fees), taxes, causes of action, suits, claims, demands and judgments of any nature of, from, by or on behalf of any Person arising in any manner from the transaction of which this Loan Agreement is part or arising in any manner in connection with the Project or the financing of the Project, including, without limiting the generality of the foregoing, those arising from (i) any work done in connection with, or the operation of the Project during the term of this Loan Agreement, (ii) any breach or default on the part of the Company in the performance of any of its obligations under this Loan Agreement or the Indenture, (iii) the Project or any part thereof, (iv) any violation of contract, agreement or restriction by the Company relating to the Project, this Loan Agreement or the Indenture, (v) any violation of law, ordinance or regulation affecting the Project or any part thereof or the ownership or occupancy or use thereof, or (vi) any untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact necessary to make the statements made not misleading in any statement, information or material furnished by the Company to the Authority, including, but not limited to, any statement, information or material furnished by the Company for inclusion in any disclosure document utilized by the Authority in connection with the sale of the Bonds; provided, however, that nothing herein shall be construed as requiring indemnity for any liability resulting from willful misconduct or gross negligence on the part of the Authority, its directors, officers, agents or employees, or as requiring indemnity for any liability resulting from willful misconduct or negligence on the part of the Trustee, its directors, officers, agents or employees.

              It is the intention of the parties that the Authority and the Trustee, their directors, officers, agents and employees shall not incur pecuniary liability by reason of the terms of this Loan Agreement, or of the Indenture, or by reason of the undertakings required by the Authority or the Trustee, as the case may be, its or their directors, officers, agents and employees hereunder or thereunder in connection with the issuance of the Bonds, the execution of the Indenture, the performance of any act by the Authority or the Trustee, as the case may be, its or their directors, officers, agents and employees required by this Loan Agreement or the Indenture, or the performance of any act by the Authority or the Trustee, as the case may be, its or their directors, officers, agents and employees requested by the Company or in any way arising from the transaction of which this Loan Agreement and the Indenture are a part or arising in any manner in connection with the Project or the financing of the Project; nevertheless, if the Authority or the Trustee or any of its or their directors, officers, agents or employees should incur any such pecuniary liability, the Company shall indemnify and hold harmless Authority and/or the Trustee, as the case may be, and its or their directors, officers, agents and employees against all claims, costs and expenses incurred by them in connection with any such claim or in connection with any action or proceeding brought in connection with any action or proceeding brought thereon. The Authority and/or the Trustee shall promptly notify the Company of any action or proceeding brought in connection with any of the above, and the Authority and the Trustee agree that they will not settle any such action or proceeding without the prior written consent of Company which consent shall not be unreasonably withheld. The Company shall, in its own name or in the name of the Authority and/or the Trustee, be responsible for and control the defense of the Authority and/or the Trustee, as the case may be, its or their directors, officers, agents and employees in any such action or proceeding, and the Authority and the Trustee agree to cooperate fully with the Company and to take all reasonable action necessary, to the extent it might lawfully do so, to effect the substitution of the Company for the Authority and/or the Trustee in such action or proceeding. The provisions of this Section shall not apply to any claim or liability resulting from any act of gross negligence, willful misconduct, bad faith, fraud or deceit on the part of the Authority or its directors, officers, agents or employees, or to any claim or liability resulting from any act of negligence, willful misconduct, bad faith, fraud or deceit on the part of the Trustee or its directors, officers, agents or employees.

              SECTION 8.3. MAINTENANCE OF CORPORATE EXISTENCE; QUALIFICATION IN THE STATE. The Company shall, so long as the Bonds remain Outstanding, maintain its corporate existence and qualification to do business in the State and shall not dissolve or otherwise dispose of all or substantially all of its assets nor merge into or consolidate with any other company or entity or permit one or more other companies to consolidate or merge with it, except as provided below.

The Company may consolidate with or merge with another company incorporated and existing under the laws of one of the states of the United States of America or permit one or more other foreign or domestic companies to consolidate with or merge with it, or sell or otherwise transfer to another domestic or foreign company all or substantially all of its assets as an entirety and thereafter dissolve; provided, it furnishes to the Authority and the Trustee an opinion of Bond Counsel stating that such consolidation, merger, sale or transfer will not adversely affect the exemption from federal income taxation of interest on the Bonds, provided further, in the event the Company is not the surviving, resulting or transferee company, as the case may be, that the surviving, resulting or transferee company (a) assumes in writing all of the obligations of the Company hereunder, and (b) is, or as soon as practicable becomes, qualified to do business in the State.

              SECTION 8.4. REQUIREMENT FOR CERTAIN NOTICES. The Company shall give prompt written notice to the Authority and the Trustee of (i) any Event of Default or any event which, upon a lapse of time or notice or both, would become an Event of Default; and (ii) the occurrence of a Determination of Taxability or any event which upon a lapse of time or notice or both would result in a Determination of Taxability.

              SECTION 8.5. COOPERATION. The Company agrees that it will perform, on request of the Authority, such reasonable acts as may be necessary or advisable to carry out the intent of this Loan Agreement or of the Indenture.

              SECTION 8.6. ACCESS TO BOOKS AND RECORDS. The Company shall maintain adequate books, accounts and records in compliance with the regulations of any governmental regulatory body having jurisdiction thereof. The Company shall permit employees or agents of the Authority or the Trustee, at any reasonable time and upon reasonable prior notice, to inspect the Company's properties and to examine or audit the Company's books, accounts and records and make copies and memoranda thereof.

              SECTION 8.7. COMPLIANCE WITH LAWS. The Company agrees that it will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over the Company or its business if a breach of any such law, statute, rule, regulation, order, or direction would materially and adversely affect the Project, except where contested in good faith and by proper proceedings.

              SECTION 8.8. LIMITATION ON ASSIGNMENT OF LOAN AGREEMENT. Except as provided in Section 8.3 hereof, and the Intercreditor Agreement, this Loan Agreement, the Company's rights hereunder, the proceeds of the Loan and the use thereof may not be assigned by the Company without the prior written consent of the Authority. Any such assignment by the Company shall not relieve the Company of primary liability for payments due under this Loan Agreement and of the performance of all other obligations required under this Loan Agreement. In addition, subject to the terms of the Intercreditor Agreement, any assignee or transferee shall assume the obligations of the Company hereunder to the extent of the interest assigned or transferred, and the Company shall forthwith furnish or cause to be furnished to the Authority and the Trustee a true and complete copy of all documents evidencing such assignment or transfer and assumption of obligations.

              Subject to the provisions of the Intercreditor Agreement, the Company covenants and agrees that it shall not, without the prior written consent of the Authority and the Trustee, sell, lease, convey or encumber the Project and any or all of its rights therein. Any such sale, lease conveyance or encumbrance shall not relieve the Company of primary liability for payments due under this Loan Agreement and of the performance of all other obligations under this Loan Agreement. Notwithstanding the foregoing, the Authority and the Trustee shall not consent to the sale, lease conveyance or encumbrance by the Company of the Project or of any or all of its rights therein unless the Trustee and the Authority shall have received an opinion of Bond Counsel stating that such sale, lease conveyance or encumbrance will not adversely affect the exemption from federal income taxation of interest on the Bonds.

              SECTION 8.9. WAGES. In accordance with Section 91533(1) of the Act, the Company agrees that on any construction, improvement, reconstruction or rehabilitation financed in whole or in part with proceeds of the Bonds all workers employed in such work, exclusive of maintenance work, will be paid not less than the general prevailing rate of per diem wages for work of a similar character in the locality in which the work is performed, and not less than the general prevailing rate of per diem wages for holiday and overtime work. Such rates shall be as determined by the Director of the Department of Industrial Relations of the State in accordance with the standards set forth in Section 1773 of the California Labor Code and Sections 1773.1, 1773.5, 1774 and 1776 (excepting subdivision (f)) of such Labor Code shall apply.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

              SECTION 9.1. EVENTS OF DEFAULT. The following shall be "Events of Default" under this Loan Agreement and the term "Event of Default" shall mean, whenever it is used in this Loan Agreement, any one or more of the following events:

              (a) failure by the Company to pay or cause to be paid when due the amounts required to be paid under this Loan Agreement and such failure for a period of three Business Days;

              (b) failure by the Company to observe and perform any covenant, condition or agreement on its part contained in Section 2.3 and 3.6 hereof or of any other covenant with respect to the tax-exempt status of interest on the Bonds herein or any covenant, condition or agreement on its part with respect to the tax-exempt status of interest on the Bonds in any other document or instrument executed by the Company in connection herewith; or

              (c) any representation or warranty by the Company contained in
       Section 2.3 of this Loan Agreement or any related instruments or certificates relating to the tax-exempt status of interest on the Bonds is false or misleading in any material respect as of the date of the making or furnishing thereof.

              No default under Subsections 9.1(b) or (c) above shall constitute an event of default until written notice of such default shall be given to the Company by the Trustee or the Authority, and the Company shall have had thirty
(30) days after receipt of such notice to correct such default or cause such default to be corrected, and shall not have corrected such default or caused such default to be corrected within the applicable period unless the Trustee shall agree to an extension of such time period or if the breach or failure is such that it cannot be corrected within the applicable period, corrective action is instituted by the Company within the applicable period and diligently pursued until the default is corrected. The Authority and the Trustee shall send a copy of any notice sent pursuant to this Section 9.1 to the Bank.

              SECTION 9.2. REMEDIES ON DEFAULT. Subject to the terms and conditions of the Intercreditor Agreement, whenever any Event of Default pursuant to Sections 9.1(a) hereof shall have happened and be continuing, the Trustee shall, and whenever any other Event of Default shall have happened and be continuing may (and upon the direction of the Owners of twenty-five percent (25%) in aggregate principal amount of the Outstanding Bonds shall), take any one or more of the following steps:

              (a) By written notice to the Company and the Bank declare an amount equal to (i) the then unpaid amount of the Company Loan plus (ii) all interest on the Company Loan then due and accrued to the date of redemption of the then Outstanding Bonds, plus (iii) unless actually being contested as specifically provided herein, any other amounts due hereunder, to be immediately due and payable, whereupon the same shall become immediately due and payable by the Company to the Trustee;

              (b) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company during regular business hours of the Company if reasonably necessary in the opinion of the Trustee; and

              (c) Seek recovery under the Letter of Credit in an amount sufficient to pay the principal due on the Company Loan plus accrued interest thereon to the date of redemption of the then Outstanding Bonds.

              In addition, the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any amounts then due and thereafter to become due hereunder or to enforce the observance or performance of any obligation, agreement or covenant of the Company under this Loan Agreement.

              Any amounts collected pursuant to action taken under this Section, after retention of the costs involved in such collection, shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture, and after payment in full of the Bonds and all other amounts payable under the Indenture, and the payment of any costs occasioned by an Event of Default hereunder, except as provided in Section 3.6 hereof, any excess money in the Funds and Accounts held by the Trustee (other than money held for payment of the Bonds) shall be paid to the Bank.

              SECTION 9.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof (unless expressly waived by the Trustee), but any such right or power may be exercised from time to time and as often as may be deemed expedient. The Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all agreements herein contained.

              SECTION 9.4. ATTORNEYS' Fees and Expenses. Should an Event of Default occur and the Trustee employ attorneys or incur other expenses for the collection of amounts due hereunder or the enforcement of performance of any obligation of the Company hereunder, the Company shall on demand pay to the Trustee the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred.

              SECTION 9.5. NO IMPLIED WAIVER. In the event any agreement, covenant or condition contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

              SECTION 10.1. TERM OF THIS LOAN AGREEMENT. This Loan Agreement shall remain in full force and effect from the date hereof until such time as the Bonds shall have been fully paid, or provision made for such payment, and the fees and expenses of the Trustee and any amounts due the Authority hereunder or under the Indenture shall have been fully paid; provided, however, that this Loan Agreement may be terminated, subject to the provisions of this paragraph, by written notice from either party to the other prior to said date if the

Company shall prepay all amounts payable hereunder pursuant to and in accordance with Sections 4.5 and 4.6 hereof.

              SECTION 10.2. NOTICES. Except as otherwise specifically provided herein, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when such writing is delivered or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

(a) If to the Company:            Calavo Growers of California
                                  P.O. Box 3486 Terminal Annex
                                  Los Angeles, California 90054

(b) If to the Authority:          Riverside County Industrial Development
                                  Authority
                                  3470 Twelfth Street
                                  Riverside, California 92501

(c) If to the Trustee:            First Interstate Bank of California
                                  707 Wilshire Boulevard, 10th Floor
                                  Los Angeles, California 90071
                                  Attention: Corporate Trust Department (W 10-2)

(d) If to the Bank:               Security Pacific National Bank
                                  333 South Hope Street
                                  Los Angeles, California 90071
                                  Attention: Walter L. Johnson

              A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority, the Company or the Trustee to any one of the others shall also be given to all of the others. The Authority, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

              SECTION 10.3. POWER OF AUTHORIZED COMPANY REPRESENTATIVE. Whenever the Company's approval is required under the provisions of this Loan Agreement or the Authority or the Trustee is required to take some action at the request of the Company, the approval or request shall be made by the Authorized Company Representative unless otherwise specified in this Loan Agreement. The Authority and the Trustee shall be authorized to act on any such approval or request and the Company shall have no complaint against the Authority or the Trustee that such request was unauthorized.

              SECTION 10.4. BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company and their respective successors and assigns.

              SECTION 10.5. SEVERABILITY. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

              SECTION 10.6. AMOUNTS REMAINING IN FUNDS. Except as expressly provided in Section 3.6 hereof, any amounts remaining in the Funds and Accounts held by the Trustee upon expiration or sooner termination of and as provided in this Loan Agreement, shall be paid by the Trustee to the Bank.

              SECTION 10.7. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Loan Agreement or in the Indenture, subsequent to the issuance of the Bonds and prior to their payment in full (or provision therefor made in accordance with the Indenture), this Loan Agreement may not be amended, changed, modified, altered or terminated except as provided in Article XI of the Indenture.

              SECTION 10.8. EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

              SECTION 10.9. CAPTIONS. The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Loan Agreement.

              SECTION 10.10. LAW GOVERNING CONSTRUCTION OF LOAN AGREEMENT. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

              SECTION 10.11. NO RIGHTS CREATED IN THIRD PARTIES. The terms of this Loan Agreement are not intended to establish nor to create any rights in any persons other than the Authority, the Company, the Trustee and the Owners of the Bonds and the respective successors of each.

              SECTION 10.12. BENEFIT OF THE OWNERS OF THE BONDS. This Loan Agreement is executed in part to induce the purchase by others of the Bonds to be issued by the Authority, and accordingly all covenants and agreements on the part of the Company and the Authority as set forth in this Loan Agreement are hereby declared to be for the benefit of the Owners from time to time of the Bonds.

              SECTION 10.13. NOTICE OF TAXABILITY. In the event the Trustee receives written notice from any Owner of Bonds stating that (i) the Owner of Bonds has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bonds in the gross income of such Owner of Bonds for the reasons described herein or any other proceeding has been instituted against such Owner of Bonds which may lead to a final decree, judgment, or action as described herein, and (ii) such Owner of Bonds will afford the Company the opportunity to contest the same, either directly or in the name of the Owner of Bonds, and file an action for judicial review then the Trustee shall promptly give notice thereof to the Company, the Authority and the Bank.

              IN WITNESS WHEREOF, the Authority and the Company have caused this Loan Agreement to be executed in their respective corporate names, all as of the date first above written.

                                        RIVERSIDE COUNTY INDUSTRIAL
                                        DEVELOPMENT AUTHORITY

[SEAL]

                                        By  /s/ PATRICIA LARSON
                                          --------------------------------------
                                                Chairman

ATTEST:


By  /s/ GERALD A. MALONEY
  -------------------------------
  Secretary


                                        CALAVO GROWERS OF CALIFORNIA


                                        By  /s/ EGIDIO CARBONE
                                          --------------------------------------
                                        Its Vice President and Secretary

                                    EXHIBIT A

                                PROJECT SUMMARY

TEMECULA PROJECT
COST ESTIMATE AND TIME TABLE
REVISED 8/7/85

                                                                                               Original
                         Type                                Supplier         Cost              Budget           Finish
-------------------------------------------------------      --------       --------           --------         --------
A)    Architecture                                           Kulweic        $117,584           $140,000         June
                                                                            --------           --------

B)    Building:                                              HMH

      1 - Earthwork                                                         $ 55,300                            June 30
      2 - Site Utilities                                                      33,900                            July 31
      3 - Storm Drain                                                          7,145                            August
      4 - Asphalt paving                                                     101,717                            Nov. 15
      5 - Chain link fence                                                    13,250                            Dec. 15
      6 - Landscape and Irrigation                                            27,855                            Dec. 21
      7 - Fine Grade and Fill Planters                                         5,000                            Nov. 30
      8 - Building and Site Concrete                                         653,211                            Oct. 31
      9 - Concrete floor seal                                                  1,625                            Nov. 15
     10 - Structural Steel                                                    65,689                            Oct. 31
     11 - Rough carpentry                                                     49,661                            Oct. 31
     12 - Panelized Roof                                                     171,998                            Sept. 30
     13 - Truss Joist                                                          6,000                            Oct. 15
     14 - Cabinet Work                                                         1,950                            Nov. 30
     15 - Thermal & Sound Insulation                                          10,611                            Oct. 31
     16 - Cooler Construction                                                264,856                            Oct. 25
     17 - Built up Roofing                                                    49,900                            Oct. 15
     18 - Flashing and Sheet Metal                                             8,250                            Oct. 15
     19 - Skylights and Roof Hatch                                             3,789                            Oct. 15
     20 - Sealants and Caulking                                                5,000                            Oct. 31
     21 - Doors, Frames and Hardware                                          11,000                            Nov. 15
     22 - Install Doors and Frames                                             2,240                            Nov. 15
     23 - Overhead Coiling Doors                                              26,000                            Nov. 15
     24 - Glass and Glazing                                                   14,234                            Nov. 21
     25 - Lath and Plaster                                                     8,500                            Oct. 31
     26 - Gypsum Drywall                                                      21,700                            Nov. 15
     27 - Ceramic Tile                                                        11,624                            Nov. 21
     28 - Acoustical Tile                                                      8,474                            Dec. 15
     29 - Carpet and Resilent Tile                                             9,474                            Dec. 15

Temecula Project
Cost Estimate and Time Table
Revised 8/7/85

Page Two

                                                                                              Original
                         Type                                  Supplier         Cost            Budget        Finish
------------------------------------------------------         ----------   -----------       ---------       -------
     30 - Painting                                                          $   75,000                        Dec. 21
     31 - Toilet Partition                                                       2,559                        Dec. 15
     32 - Toilet Accessories                                                     2,921                        Dec. 15
     33 - Dock Equipment                                                         9,496                        Nov. 30
     34 - Plumbing                                                              63,600                        Dec. 21
     35 - HV & AC                                                              148,875                        Dec. 21
     36 - Fire Sprinklers                                                       92,000                        Dec. 15
     37 - Cooler Pads/Condensable Pipe                                           8,500                        Nov. 15
     38 - Electrical                                                           226,200                        Dec. 21
     39 - Light Pole Bases                                                       3,000                        Nov. 30
     40 - Interior Plenum Walls                                                 24,952                        Oct. 21
     41 - Super. and Misc. Job Expense                                          72,500                        Dec. 31
     42 - Overhead and profit                                                  130,894                        Dec. 31
                                                                            ----------       ----------
                          TOTAL                                             $2,510,778       $3,020,000
                                                                            ----------       ----------
C)    Refrigeration                                          Am. Refrig        328,702
                                                                            ----------
D)    Electrical                                                               135,000          135,000
E)    Utility Connections                                    SCE                 2,112               --
F)    Sizer Line                                             D. Waylan         277,622          233,180
G)    Bin Dump - Grading Line                                Packers Mfg       302,500          427,690
H)    Packing Tubs (100)                                                        77,910           71,250
I)    Packer Stands (30)                                                        14,278           22,800
J)    Scales                                                 Durand             14,000           14,000
K)    Forklifts (8)                                          Hyster            178,640          208,000
L)    5 Pallet forklift                                      Hyster             51,767           65,000
M)    Bin hoist                                                                  6,000            6,000
N)    Vibrator count fill                                                       10,000               --
      Pallet jacks (2)                                                           1,200            1,200
P)    Box former and sealer                                  Weyerhauser         N/C              N/C
Q)    Pallet Squeeze Converter                                                   5,000            8,600

Temecula Project
Cost Estimate and Time Table
Revised 8/7/85

Page Two

                                                                                              Original
                         Type                                  Supplier         Cost            Budget        Finish
------------------------------------------------------         ----------   -----------       ---------       -------
R)    Shop Equipment                                                        $    7,000       $    7,000
S)    Office Equipment and Lunch Room                                           10,000           10,000
T)    Telephone system                                                          12,000           12,000
U)    Office Furniture                                                          15,000           15,000
V)    Computer                                               IBM                10,000           10,000
W)    Air Compressor                                                            11,000           13,000
X)    Bin Sanitizer                                          McGuire             7,500            7,500
Y)    Dry Matter Test Equipment                                                  6,000            6,000
Z)    Water Treatment System                                                     3,000            3,000
AA)   Day Coders                                             Menke               1,200            1,200
B)    Pack Station Stamps                                                        2,000            2,000
CC)   Freight                                                                    6,000               --
                                                                            ----------       ----------
          Sub-Total                                                         $4,109,793       $4,439,620
      Sales Tax                                                                 11,225           42,530
      Interest on Project                                                      248,500          248,500
      Contingency                                                              171,129               --
      Permits and Fees                                                          12,338
                                                                            ----------       ----------
      TOTAL CONSTRUCTION COST                                               $4,552,985       $4,730,650
                                                                            ==========       ==========

                                   EXHIBIT B

                               FUNDING REQUISITION

Date:
     -------------------

                                                        Requisition No._________

1. Amount due and to be disbursed: $_______________________

2. The undersigned hereby represents that: (a) each obligation to which the amount specified above relates has been properly incurred in connection with the Project being financed with the proceeds of the Loan specified above (the "Loan"), is a reimbursable Project Cost properly chargeable against the Construction Fund and has not been the basis of any previous disbursement made to or on behalf of the undersigned; (b) the expenditure of the amount specified above, when added to all disbursements under previous requisitions under the Loans, other than disbursements to pay the costs of issuing the Bonds, will result in not less than 95% of all such disbursements having been used to pay or reimburse the undersigned for amounts which are Qualified Project Costs; (c) the expenditure of the amount specified above, when added to all disbursements to the undersigned under all previous requisitions under the Loans, will result in less than 25% of all such disbursements to the undersigned having been used to acquire land or any interest therein; and (d) this disbursement is for the items set forth on Exhibit 1 hereto.

3. The amount to be disbursed hereunder shall be deposited into
_____________________________________________.

Capitalized terms as used herein shall have the meanings given to them in the Loan Agreement dated as of September 1, 1985, between the Riverside County Industrial Development Authority and Calavo Growers of California ("Company").


                                        CALAVO GROWERS OF CALIFORNIA


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------



Disbursement Consented To:

SECURITY PACIFIC NATIONAL BANK


By:
   ---------------------------------
       Authorized Representative

                                   EXHIBIT C

                             COMPLETION CERTIFICATE

              The undersigned hereby certify that all portions of the Project were substantially completed and available either for occupancy or use as of
_________________.


                                        CALAVO GROWERS OF CALIFORNIA

                                        By:
                                           -------------------------------------
                                               Company Representative

                                        [ARCHITECT OR ENGINEER]


                                        By:
                                           -------------------------------------

                                        [GENERAL CONTRACTOR]


                                        By:
                                           -------------------------------------

              The undersigned hereby certifies that:

              (1) the aggregate amount disbursed on the Company loan to date is $_______________.

              (2) all amounts disbursed on the Company Loan have been applied to pay or reimburse the undersigned for the payment on Project Costs and none of the amounts disbursed on the Company Loan have been applied to pay or reimburse any party for the payment of costs or expenses other than Project Costs; and

              (3) at least 95 percent of the amounts disbursed on the Company Loan, less the amounts applied pursuant to the Indenture to pay for the costs of issuing the Bonds, have been applied to pay or reimburse the Company for the payment of Qualified Project Costs.

                                        CALAVO GROWERS OF CALIFORNIA


                                        By:
                                           -------------------------------------

                                               Company Representative

              The undersigned hereby certifies that to date $_________________ has been disbursed on the Company Loan.


                                        ----------------------------------------

                                        ---------------, as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                                    EXHIBIT D

                         SPECIAL ARBITRAGE INSTRUCTIONS

                         SPECIAL ARBITRAGE INSTRUCTIONS

              These instructions are delivered to Calavo Growers of California (the "Company") and the Riverside County Industrial Development Authority (the "Authority") in connection with the $4,200,000 aggregate face amount Riverside County, Industrial Development Authority Variable Rate Demand Industrial Development Revenue Bonds (Calavo Growers of California Project). The instructions are designed to provide guidelines for compliance with the provisions of Section 103(c)(6) of the Code, Sections 307 and 504 of the indenture of trust between the Authority and Irving Trust Company (the "Indenture") and Section 3.6 of the loan agreement between the Company and the Authority dated as of August 1, 1985 (the "Loan Agreement"). All capitalized terms used in these instructions and not defined herein shall have the meanings ascribed to them by the Indenture or the Loan Agreement. The term "Regulations" shall mean all regulations of the United States Department of the Treasury promulgated or proposed under Section 103(c) of the Code which are applicable to the Bonds.

       1. Significant Terms.

              Gross Proceeds. Gross Proceeds include (1) original proceeds (as defined in Section 1.103-13(b)(2)(i) of the

Regulations); (ii) investment proceeds (as defined in Section 1.103(b)(2)(ii) of the Regulations); (iii) transferred proceeds (as defined in Section 1.103-14(e)(2)(ii) of the Regulations); (iv) all amounts held in any sinking fund established under the Indenture (including any "afterborn" sinking fund);
(v) any securities or other obligations pledged as security for debt service on the Bonds; (vi) amounts paid to the Authority as fees until expended by the Authority; (vii) other amounts to be used to pay debt service on the Bonds; and
(viii) any amounts received as a result of investing any of the foregoing.

              Nonpurpose Obligations. A Nonpurpose Obligation is any security or obligation in which Gross Proceeds are invested, other than (i) a tax-exempt state or local governmental obligation described in Section 103(a) of the Code and (ii) the Loan Agreement. Thus, for example, all investments in the Construction Fund, the Revenue Fund, the Earnings Fund and the Bond Fund (unless such investments are tax-exempt under Section 103(a)) will be Nonpurpose Obligations. A Nonpurpose Obligation must be valued at fair market value on and as of the date such obligation is acquired with Gross Proceeds or otherwise becomes Gross Proceeds (e.g., by a pledge of such security or obligation to secure the Bonds). Nonpurpose obligations need not be revalued unless required by the Indenture. Securities or obligations not purchased with

Gross Proceeds may not be allocated to Nonpurpose Obligations.

              Yield. (a) In accordance with Section 1.103-13(c) of the Regulations, the Yield on the Bonds and the Yield on Nonpurpose Obligations is that yield which, when used in computing the present worth of all payments of principal and interest paid or to be paid on the Bonds or Nonpurpose Obligation during the computation period, produces an amount equal to the Purchase Price (as defined below).

              (b) Bond Yield. For purposes of determining the Yield on the Bonds, the Purchase Price is the initial offering price of the Bonds to the public or, if privately placed, the price paid by the first buyer of the Bonds or the acquisition cost of the first buyer.

              Prior to the Conversion Date, (i) for purposes of the Computation of Investment Excess, the Yield on the Bonds shall be based on actual payments of principal and interest for the applicable computation period (taking into account any discount or premium on a constant yield to maturity basis); (ii) for purposes of the Investment Limitation, the expected Yield on the Bonds shall be computed on the date of issue, assuming an interest rate of __ percent per annum, and shall be recomputed on the first day of each Bond Year thereafter, assuming an interest rate equal to the weighted average rate of interest paid on the Bonds for the preceding Bond Year. On the Conversion Date, the expected Yield shall be computed for all purposes thereafter, taking into account the actual yield to date and assuming no optional calls or redemptions; however, in the event that there are any calls or optional redemptions after the Conversion Date, the yield must be recomputed on the last Interest Payment Date of any Bond Year in which such calls or redemptions occurs.

              (c) Nonpurpose Obligation Yield. For purposes of computing the Yield on Nonpurpose Obligations, the Purchase Price is the fair market value of the Nonpurpose Obligation determined as of the date on which such obligation becomes a Nonpurpose Obligation. The expected Yield on a variable rate Nonpurpose Obligation shall be computed on the date such obligation is acquired or becomes a Nonpurpose Obligation and, for purposes of the Investment Limitation, on the first day of each Bond Year thereafter, assuming an interest rate equal to the weighted average rate of interest paid on such Nonpurpose Obligation for the preceding year; provided, however, if acquired on its date of issue, the expected Yield on a Nonpurpose Obligation shall be determined for the first Bond Year as if such obligation bore interest at the initial rate of interest applicable to such Nonpurpose Obligation on the date of issue.

2. Investment Limitation.

              Gross Proceeds Subject to the Limitation. Excluding Gross Proceeds invested during an applicable temporary period, the amount of Gross Proceeds invested in Nonpurpose Obligations with a Yield in excess of the Yield on the Bonds may not exceed 150% of Annual Debt Service (the "Investment Limitation"). Because of the temporary period exception, the Investment Limitation will apply only to Nonpurpose Obligations held in (i) a pledge fund, (ii) a reasonably required reserve fund or (iii) an afterborn sinking fund. Although none of such funds are anticipated at this time, a creation of any of such funds in the future will necessitate compliance with the Investment Limitation.

              Annual Debt Service. For purposes of the Investment Limitation, Annual Debt Service for each Bond Year is the sum of (1) all interest due on outstanding Bonds (including Bonds that have been defeased) during such Bond Year, (2) the principal amount of Bonds (including Bonds that have been defeased) falling due by their terms during such Bond Year, and (3) the aggregate amount of mandatory sinking fund payments required during such Bond Year. Annual Debt Service is computed on the first day of each Bond Year assuming, for the first Bond Year, an interest rate of __ percent per annum and, for each Bond Year thereafter commencing prior to the Conversion Date, an interest rate equal to the weighted average rate of interest paid on the Bonds during the preceding Bond Year. On and after the Conversion Date, Annual Debt Service for the current Bond Year shall be recomputed to reflect the Fixed Interest Rate.

              The initial investment of Gross Proceeds subject to the Investment Limitation must be made in compliance with the Investment Limitation. Thereafter, on or prior to the first day of each Bond Year and on the Conversion Date, the Company must determine the amount, if any, by which the fair market value of Nonpurpose Obligations subject to the Investment Limitation and invested at a Yield in excess of the Yield on the Bonds exceeds (or will exceed) 150% of Annual Debt Service as of such date. In the event of an excess, the Company shall instruct the Trustee in writing (a) to sell or otherwise dispose of Nonpurpose Obligations with a fair market value at least equal to such excess no later than 30 days after the first day of the Bond Year or the Conversion Date, whichever is applicable and (b) to reinvest the proceeds of such sale or disposition in a manner that does not cause the Investment Limitation to be exceeded; provided, however, the 30-day grace period shall not apply in any Bond

Year commencing after the Conversion Date, and all dispositions of excess Nonpurpose Obligations after the Conversion Date must be made no later than the first day of the applicable Bond Year.

              In the event of an unscheduled (i.e., optional) redemption of Bonds, Annual Debt Service must be recomputed as of the date of such redemption. If, upon such recomputation, the Investment Limitation is exceeded, the Company must instruct the Trustee to sell or otherwise dispose of Nonpurpose Obligations with a fair market value at least equal to the amount of such excess, no later than 30 days after the date of such unscheduled redemption, and to reinvest the proceeds of such sale or disposition manner that will not cause the Investment Limitation to be exceeded.

              No Disposition in Case of Loss. Notwithstanding the foregoing, Nonpurpose Obligations subject to the Investment Limitation need not be sold or disposed of if such sale or disposition would result in a loss (an "Investment Loss"). An Investment Loss would occur if the sale or disposition would result in the realization of a loss for Federal income tax purposes in excess of the Rebate Amount that would be due to the United States under Section 504 of the Indenture, if such Rebate Amount (determined as if such sale or disposition had not occurred) were due at the time of the proposed sale or disposition. For purposes of the Investment Loss determination, all Nonpurpose Obligations that have identical terms and provisions and that became Nonpurpose Obligations at the same time must be treated as a single Nonpurpose Obligation.

              Assuming that the Investment Limitation continues to be exceeded, Nonpurpose Obligations that have been retained to avoid an Investment Loss must be sold or disposed of no later than 30 days after the last Interest Payment Date of any Bond Year if, as of such date, such Nonpurpose Obligations can be sold or disposed of without incurring an Investment Loss.

3. Rebate Requirement.

              Computation of Investment Excess. On the last Interest Payment Date of each Bond Year, the Company must compute the Investment Excess for the preceding twelve month period. For purposes of that computation, the aggregate amount of interest, profits and other income derived from investments in Nonpurpose Obligations which are held in the Revenue Fund and the Bond Fund need not be taken into account for any Bond Year in which such income is less than $100,000; for any Bond Year in which the income on such funds is $100,000 or more, the entire amount of such income must be taken into account in computing Investment Excess for such Bond Year.

              The computation of Investment Excess must take into account all income realized under Federal income tax accounting principles with respect to a Nonpurpose Obligation, including gain or loss realized on a sale, exchange or other disposition of any Nonpurpose Obligation (whether or not the person earning such income is subject to Federal income tax). All transaction costs incurred in acquiring, carrying, selling or redeeming Nonpurpose Obligations are disregarded for this purpose and will not, therefore, reduce such gain or increase such loss.

              Transfers to Excess Earnings Account. If, immediately following payment of all interest and principal due on the Bonds on the last Interest Payment Date of any Bond Year, any monies remain on deposit in the General Earnings Account of the Earnings Fund, the Company shall instruct the Trustee to transfer such monies, up to the annual amount of Investment Excess computed on such date, to the Excess Earnings Account of the Earnings Fund.

              Computation of Rebate Amount. The Rebate Amount shall be computed on the last Interest Payment Date of (i) the fifth Bond Year and (ii) every fifth Bond Year thereafter, and (ii) on the date the last Bond is paid or redeemed. Each such computation shall be for the period from the date of issue through the date of computation. The Rebate Amount includes the Investment Excess for the computation period plus all interest, profits or other income earned on amounts computed annually as Investment Excess and invested in the Excess Earnings Account (whether or not invested in Nonpurpose Obligations). The final Rebate Amount must (i) take into account any unrealized gain or loss on Nonpurpose Obligations as of the date of retirement of the last Bond, and (ii) include all earnings, if any, on investments in the Excess Earnings Account from the date of retirement through the date of the final payment (excluding any gain on the disposition of Nonpurpose Obligations to the extent such gain was taken into account as unrealized gain in the final computation of Investment Excess).

4. Prohibited Payments.

              No transaction involving Gross Proceeds may be entered into if it will result in (i) a Yield on Nonpurpose Obligations less than the Yield that would have resulted from an arm's length transaction or (ii) a smaller profit or larger loss on the disposition of a Nonpurpose Obligation than would have resulted from an arm's length transaction.

To implement this prohibition, the following rules apply to the investment of Gross Proceeds:

              Certificates of Deposit. (a) The purchase or sale of any certificate of deposit issued by a commercial bank must be at the bona fide bid price quoted by a dealer who maintains an active secondary market in such certificates;

       (b) Where there is no active secondary market for a certificate of deposit, it may be purchased or sold only (i) at a Yield equal to or greater than the current yield on comparable obligations offered by the United States Treasury, or (ii) after the Trustee or the Company has obtained a certificate executed by a dealer who maintains an active secondary market in comparable certificates, certifying that, based upon actual trades and the stability and reputation of the issuer of the certificate, the certificate has Yield at least as high as the yield on comparable obligations traded on an active secondary market.

              Investment Contracts. Nonpurpose obligations may be purchased or sold pursuant to an investment contract only if (i) the Trustee or the Company has obtained at least three bids for such contract from persons other than the Underwriter or other persons interested in the Bonds; (ii) the Trustee or the Company has obtained a certificate of a duly authorized officer of the successful bidder, certifying that, based on such officer's reasonable expectations as of the contract date, Nonpurpose Obligations will not be (a) purchased at a price in excess of their fair market value, or (b) sold at a price less than their fair market value; and (iii) the Yield on the investment contract is (a) at least equal to the highest Yield offered by a disinterested bidder, and (b) at least equal to the Yield offered on similar obligations under similar investment contracts.